                               EXHIBIT 2.1













                       AGREEMENT AND PLAN OF MERGER

                               BY AND AMONG

                          MCLEODUSA INCORPORATED,

                        WEST GROUP ACQUISITION CO.

                                    and

                   DAKOTA TELECOMMUNICATIONS GROUP, INC.



















                       Dated as of October 27, 1998





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                             TABLE OF CONTENTS

                                                                         PAGE

ARTICLE I  THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . .2

  SECTION 1.01.  The Merger. . . . . . . . . . . . . . . . . . . . . . . . .2
  SECTION 1.02.  Effective Time. . . . . . . . . . . . . . . . . . . . . . .2
  SECTION 1.03.  Effect of the Merger. . . . . . . . . . . . . . . . . . . .2
  SECTION 1.04.  Certificate of Incorporation; Bylaws. . . . . . . . . . . .2
  SECTION 1.05.  Directors and Officers. . . . . . . . . . . . . . . . . . .3

ARTICLE II  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
            AND OTHER INSTRUMENTS. . . . . . . . . . . . . . . . . . . . . .3

  SECTION 2.01.  Conversion of Securities. . . . . . . . . . . . . . . . . .3
  SECTION 2.02.  Exchange of Certificates or Instruments . . . . . . . . . .5
  SECTION 2.03.  Stock Transfer Books. . . . . . . . . . . . . . . . . . . .8
  SECTION 2.04.  Stock Options . . . . . . . . . . . . . . . . . . . . . . .8
  SECTION 2.05.  Closing . . . . . . . . . . . . . . . . . . . . . . . . . .9

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . .9

  SECTION 3.01.  Organization and Standing . . . . . . . . . . . . . . . . 10
  SECTION 3.02.  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . 10
  SECTION 3.03.  Certificate of Incorporation and Bylaws . . . . . . . . . 11
  SECTION 3.04.  Capitalization. . . . . . . . . . . . . . . . . . . . . . 11
  SECTION 3.05.  Authority; Binding Obligation . . . . . . . . . . . . . . 12
  SECTION 3.06.  No Conflict; Required Filings and Consents. . . . . . . . 13
  SECTION 3.07.  Licenses; Compliance. . . . . . . . . . . . . . . . . . . 14
  SECTION 3.08.  SEC Documents . . . . . . . . . . . . . . . . . . . . . . 15
  SECTION 3.09.  Absence of Undisclosed Liabilities. . . . . . . . . . . . 16
  SECTION 3.10.  Absence of Certain Changes or Events. . . . . . . . . . . 16
  SECTION 3.11.  Litigation; Disputes. . . . . . . . . . . . . . . . . . . 18
  SECTION 3.12.  Debt Instruments. . . . . . . . . . . . . . . . . . . . . 18
  SECTION 3.13.  Leases. . . . . . . . . . . . . . . . . . . . . . . . . . 18
  SECTION 3.14.  Other Agreements; No Default. . . . . . . . . . . . . . . 19
  SECTION 3.15.  Labor Relations . . . . . . . . . . . . . . . . . . . . . 21
  SECTION 3.16.  Pension and Benefit Plans . . . . . . . . . . . . . . . . 22
  SECTION 3.17.  Taxes and Tax Matters . . . . . . . . . . . . . . . . . . 26
  SECTION 3.18.  Customers . . . . . . . . . . . . . . . . . . . . . . . . 28
  SECTION 3.19.  Certain Business Practices. . . . . . . . . . . . . . . . 28
  SECTION 3.20.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . 29
  SECTION 3.21.  Potential Conflicts of Interest . . . . . . . . . . . . . 29
  SECTION 3.22.  Receivables . . . . . . . . . . . . . . . . . . . . . . . 30
  SECTION 3.23.  Real Property . . . . . . . . . . . . . . . . . . . . . . 30
  SECTION 3.24.  Books and Records . . . . . . . . . . . . . . . . . . . . 31
  SECTION 3.25.  Assets. . . . . . . . . . . . . . . . . . . . . . . . . . 31

                                     -i-
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  SECTION 3.26.  No Infringement or Contest. . . . . . . . . . . . . . . . 31
  SECTION 3.27.  Opinion of Financial Advisor. . . . . . . . . . . . . . . 32
  SECTION 3.28.  Board Recommendation. . . . . . . . . . . . . . . . . . . 33
  SECTION 3.29.  Vote Required . . . . . . . . . . . . . . . . . . . . . . 33
  SECTION 3.30.  Banks; Attorneys-in-fact. . . . . . . . . . . . . . . . . 33
  SECTION 3.31.  Voting Agreements . . . . . . . . . . . . . . . . . . . . 33
  SECTION 3.32.  Brokers . . . . . . . . . . . . . . . . . . . . . . . . . 33
  SECTION 3.33.  Environmental Matters . . . . . . . . . . . . . . . . . . 34
  SECTION 3.34.  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . 35
  SECTION 3.35.  Directors, Officers and Affiliates. . . . . . . . . . . . 35
  SECTION 3.36.  Copies of Documents . . . . . . . . . . . . . . . . . . . 35
  SECTION 3.37.  Condition and Operation of the System . . . . . . . . . . 36
  SECTION 3.38.  Affiliate Agreements. . . . . . . . . . . . . . . . . . . 36
  SECTION 3.39.  Rights Agreement. . . . . . . . . . . . . . . . . . . . . 36
  SECTION 3.40.  Reorganization. . . . . . . . . . . . . . . . . . . . . . 36
  SECTION 3.41.  State Takeover Statutes; Certain Charter
                 Provisions. . . . . . . . . . . . . . . . . . . . . . . . 37
  SECTION 3.42.  Dissenters Rights . . . . . . . . . . . . . . . . . . . . 37
  SECTION 3.43.  Year 2000 Compliance. . . . . . . . . . . . . . . . . . . 37

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND
            ACQUIROR SUB . . . . . . . . . . . . . . . . . . . . . . . . . 40

  SECTION 4.01.  Organization and Qualification; Subsidiaries. . . . . . . 40
  SECTION 4.02.  Certificate of Incorporation and Bylaws . . . . . . . . . 41
  SECTION 4.03.  Authority; Binding Obligation . . . . . . . . . . . . . . 41
  SECTION 4.04.  No Conflict; Required Filings and Consents. . . . . . . . 41
  SECTION 4.05.  No Prior Activities of Acquiror Sub . . . . . . . . . . . 42
  SECTION 4.06.  Brokers . . . . . . . . . . . . . . . . . . . . . . . . . 42
  SECTION 4.07.  SEC Documents . . . . . . . . . . . . . . . . . . . . . . 42
  SECTION 4.08.  Acquiror Common Stock . . . . . . . . . . . . . . . . . . 43
  SECTION 4.09.  Capitalization. . . . . . . . . . . . . . . . . . . . . . 43
  SECTION 4.10.  Reorganization. . . . . . . . . . . . . . . . . . . . . . 44
  SECTION 4.11.  Compliance. . . . . . . . . . . . . . . . . . . . . . . . 44
  SECTION 4.12.  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . 45

ARTICLE V  COVENANTS RELATING TO CONDUCT OF BUSINESS . . . . . . . . . . . 45

  SECTION 5.01.  Conduct of Business of the Company. . . . . . . . . . . . 45
  SECTION 5.02.  Other Actions . . . . . . . . . . . . . . . . . . . . . . 48
  SECTION 5.03.  Certain Tax Matters . . . . . . . . . . . . . . . . . . . 48
  SECTION 5.04.  Access and Information. . . . . . . . . . . . . . . . . . 49
  SECTION 5.05.  No Solicitation . . . . . . . . . . . . . . . . . . . . . 49

ARTICLE VI  ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . 51

  SECTION 6.01.  Registration Statement; Proxy Statement . . . . . . . . . 51
  SECTION 6.02.  Meeting of Stockholders . . . . . . . . . . . . . . . . . 53

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  SECTION 6.03.  Appropriate Action; Consents; Filings . . . . . . . . . . 53
  SECTION 6.04.  Letters of Accountants. . . . . . . . . . . . . . . . . . 54
  SECTION 6.05.  Update Disclosure; Breaches . . . . . . . . . . . . . . . 54
  SECTION 6.06.  Public Announcements. . . . . . . . . . . . . . . . . . . 55
  SECTION 6.07.  Employee Matters. . . . . . . . . . . . . . . . . . . . . 55
  SECTION 6.08.  Unaudited Financial Information . . . . . . . . . . . . . 55
  SECTION 6.09.  Environmental Matters . . . . . . . . . . . . . . . . . . 55
  SECTION 6.10.  Post-Signing SEC Documents. . . . . . . . . . . . . . . . 56
  SECTION 6.11.  Standstill Agreement. . . . . . . . . . . . . . . . . . . 56
  SECTION 6.12.  Affiliates; Tax Treatment . . . . . . . . . . . . . . . . 56
  SECTION 6.13.  Tax Returns . . . . . . . . . . . . . . . . . . . . . . . 56
  SECTION 6.14.  Reorganization. . . . . . . . . . . . . . . . . . . . . . 57
  SECTION 6.15.  Directors' and Officers' Insurance; Indemnification . . . 57
  SECTION 6.16.  Obligations of Acquiror Sub . . . . . . . . . . . . . . . 58
  SECTION 6.17.  Advisory Committee. . . . . . . . . . . . . . . . . . . . 58
  SECTION 6.18.  Capitalization of the Surviving Corporation . . . . . . . 59
  SECTION 6.19.  Acquiror Option Shares. . . . . . . . . . . . . . . . . . 59
  SECTION 6.20.  Dark Fiber Lease Agreement. . . . . . . . . . . . . . . . 59
  SECTION 6.21.  Certain Post-Merger Operations. . . . . . . . . . . . . . 59
  SECTION 6.22.  Forfeiture of Unclaimed Credits . . . . . . . . . . . . . 60

ARTICLE VII  CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . 60

  SECTION 7.01.  Conditions to Obligations of Each Party Under This
                 Merger Agreement. . . . . . . . . . . . . . . . . . . . . 60
  SECTION 7.02.  Additional Conditions to Obligations of Acquiror
                 and Acquiror Sub. . . . . . . . . . . . . . . . . . . . . 61
  SECTION 7.03.  Additional Conditions to Obligations of the Company . . . 63

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER. . . . . . . . . . . . . . 65

  SECTION 8.01.  Termination . . . . . . . . . . . . . . . . . . . . . . . 65
  SECTION 8.02.  Effect of Termination . . . . . . . . . . . . . . . . . . 66
  SECTION 8.03.  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . 66
  SECTION 8.04.  Amendment . . . . . . . . . . . . . . . . . . . . . . . . 67
  SECTION 8.05.  Extension; Waiver . . . . . . . . . . . . . . . . . . . . 67

ARTICLE IX  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . 68

  SECTION 9.01.  Nonsurvival of Representations and Warranties . . . . . . 68
  SECTION 9.02.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . 68
  SECTION 9.03.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . 69
  SECTION 9.04.  Severability. . . . . . . . . . . . . . . . . . . . . . . 69
  SECTION 9.05.  Entire Agreement. . . . . . . . . . . . . . . . . . . . . 69
  SECTION 9.06.  Assignment. . . . . . . . . . . . . . . . . . . . . . . . 70
  SECTION 9.07.  Parties in Interest . . . . . . . . . . . . . . . . . . . 70
  SECTION 9.08.  Mutual Drafting . . . . . . . . . . . . . . . . . . . . . 70
  SECTION 9.09.  Specific Performance. . . . . . . . . . . . . . . . . . . 70

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
  SECTION 9.10.  Governing Law . . . . . . . . . . . . . . . . . . . . . . 70
  SECTION 9.11.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . 71
  SECTION 9.12.  Confidentiality.. . . . . . . . . . . . . . . . . . . . . 71

ARTICLE X  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 71


EXHIBITS

EXHIBIT A-1           FORM OF VOTING AGREEMENT
EXHIBIT A-2           FORM OF VOTING AGREEMENT (CRAIG A. ANDERSON)
EXHIBIT B             LIST OF PERSONS TO SIGN VOTING AGREEMENTS
EXHIBIT C             FORM OF AFFILIATE AGREEMENT
EXHIBIT D             FORM OF EMPLOYMENT AGREEMENT
EXHIBIT E             FORM OF DARK FIBER LEASE AGREEMENT
EXHIBIT F-1           FORM OF OPINION TO BE RENDERED BY COUNSEL TO THE
                      COMPANY
EXHIBIT F-2           FORM OF OPINION TO BE RENDERED BY SOUTH DAKOTA
                      COUNSEL TO THE COMPANY
EXHIBIT F-3           OPINIONS TO BE RENDERED BY REGULATORY COUNSEL TO THE
                      COMPANY
EXHIBIT G             FORM OF TAX OPINION TO BE RENDERED BY COUNSEL TO
                      ACQUIROR
EXHIBIT H             FORM OF ACQUIROR TAX CERTIFICATE
EXHIBIT I             FORM OF COMPANY TAX CERTIFICATE
EXHIBIT J             FORM OF OPINION TO BE RENDERED BY COUNSEL TO
                      ACQUIROR AND ACQUIROR SUB
EXHIBIT K             FORM OF TAX OPINION TO BE RENDERED BY COUNSEL TO THE
                      COMPANY
EXHIBIT L             FORM OF ACQUIROR TAX CERTIFICATE
EXHIBIT M             FORM OF COMPANY TAX CERTIFICATE


SCHEDULES

SCHEDULE 5.01         PERMITTED ACTIONS
SCHEDULE 5.01(a)(i)   PERMITTED BONUSES
SCHEDULE 5.01(a)(ii)  AGREEMENTS WITH SEVERANCE OR TERMINATION PAY
                      OBLIGATIONS
SCHEDULE 5.01(a)(v)   AGREEMENTS REQUIRING INCENTIVE AWARD GRANTS
SCHEDULE 5.01(a)(vi)  AGREEMENTS REQUIRING PAYMENT OF COMPENSATION OR
                      BENEFITS
SCHEDULE 6.07         LIST OF COMPANY EMPLOYEES TO SIGN EMPLOYMENT
                      AGREEMENTS
SCHEDULE 6.15         AGREEMENTS PROVIDING FOR INDEMNIFICATION OF
                      DIRECTORS AND OFFICERS

     AGREEMENT AND PLAN OF MERGER, dated as of October 27, 1998 (this "MERGER AGREEMENT"), among McLeodUSA Incorporated, a Delaware corporation ("ACQUIROR"), West Group Acquisition Co., a Delaware corporation ("ACQUIROR SUB") and a wholly owned subsidiary of Acquiror, and Dakota Telecommunications Group, Inc., a Delaware corporation (the "COMPANY");

     WHEREAS, Acquiror Sub, upon the terms and subject to the conditions of this Merger Agreement and in accordance with the General Corporation Law of the State of Delaware ("DELAWARE LAW"), will merge with and into the Company (the "MERGER");

     WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is fair to the holders of Company Capital Stock (as defined in Section 3.04) and is in the best interests of such stockholders and
(ii) approved and adopted this Merger Agreement and the transactions contemplated hereby and recommended approval and adoption of this Merger Agreement by the stockholders of the Company (the "COMPANY STOCKHOLDERS");

     WHEREAS, the Board of Directors of Acquiror has determined that the Merger is in the best interests of Acquiror and its stockholders and the Boards of Directors of Acquiror and Acquiror Sub have approved and adopted this Merger Agreement and the transactions contemplated hereby;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of
Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE"); and

     WHEREAS, in order to induce Acquiror and Acquiror Sub to enter into this Merger Agreement, concurrently herewith certain stockholders, each of the directors and certain executive officers of the Company are entering into voting agreements (the "VOTING AGREEMENTS") pursuant to which, among other things, each such stockholder, director (in such director's capacity as a stockholder) and executive officer (in such executive officer's capacity as a stockholder) agrees to vote in favor of this Merger Agreement and the Merger and against any Competing Transaction (as defined in Section 5.05(a));

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows.

                                 ARTICLE I

                                THE MERGER
     SECTION 1.01.  THE MERGER.

     Upon the terms and subject to the conditions set forth in this Merger Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.02) Acquiror Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Acquiror Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION").

     SECTION 1.02.  EFFECTIVE TIME.

     Subject to the provisions of Section 2.05, as promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing this Merger Agreement, articles of merger or other appropriate Documents (as defined in Article X) (in any such case, the "ARTICLES OF MERGER") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing being the "EFFECTIVE TIME").

     SECTION 1.03.  EFFECT OF THE MERGER.

     At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Acquiror Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Acquiror Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.04.  CERTIFICATE OF INCORPORATION; BYLAWS.

          (a) Unless otherwise mutually determined by Acquiror and the Company prior to the Effective Time, at the Effective Time the certificate of incorporation of the Company shall be amended in its entirety to conform to the certificate of incorporation of Acquiror Sub in effect immediately prior to the Effective Time, and shall become the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by Law (as defined in Article X) and such certificate of incorporation; PROVIDED, HOWEVER, that Article 1 of the certificate of incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Dakota Telecommunications Group, Inc."

          (b) Unless otherwise determined by Acquiror prior to the Effective Time, at the Effective Time the bylaws of the Company shall be amended in their entirety to conform to the bylaws of Acquiror Sub in effect immediately prior to the Effective Time, and shall become the bylaws of the Surviving Corporation until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

     SECTION 1.05.  DIRECTORS AND OFFICERS.

     Immediately following the Effective Time, the Board of Directors of the Surviving Corporation will be reconstituted to include a total of five
(5) directors, and will initially consist of Thomas W. Hertz, Craig A. Anderson, Stephen C. Gray, J. Lyle Patrick and Clark E. McLeod, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the initial officers of the Surviving Corporation shall be the officers of the Company immediately prior to the Effective Time, in each case until their respective successors are duly elected or appointed and qualified.


                                ARTICLE II

       CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES AND OTHER
                                INSTRUMENTS

     SECTION 2.01.  CONVERSION OF SECURITIES.

          At the Effective Time, as provided in this Merger Agreement, by virtue of the Merger and without any action on the part of Acquiror Sub, the Company or the Company Stockholders:

          (a)  COMPANY COMMON STOCK AND CONVERSION-MERGER RIGHTS.
     Each share of common stock, no par value per share, of the Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.01(c)), and each right to receive one share of Company Common Stock outstanding immediately prior to the Effective Time (collectively, the "CONVERSION-MERGER RIGHTS") arising from the Conversion-Merger (as defined in Article X), whether pursuant to unexchanged Cooperative Interests (as defined in Article X) or otherwise, in each case together with the associated Rights (as defined in Section 3.04) shall be converted, subject to
     Section 2.02(e), into the right to receive 0.4328 of a share of Acquiror Common Stock (as defined in Article X) (the "EXCHANGE RATIO"); it being understood that the maximum numbers of shares of Acquiror Common Stock issuable pursuant to the Merger as contemplated under this Merger Agreement shall be 1,295,000 (assuming the exercise of all Company Stock Options (as defined in Section 2.04) prior to the Effective Time). All such shares of Company Common Stock, Conversion-Merger Rights (including unexchanged Cooperative Interests) and associated Rights shall no longer be outstanding and shall automatically be canceled and retired, as appropriate, and shall cease to exist, and each certificate or other instrument previously representing any such shares, Conversion-Merger Rights (including unexchanged Cooperative Interests) and associated Rights shall thereafter represent the right to receive a certificate representing the shares of Acquiror Common Stock into which such Company Common Stock, Conversion-Merger Rights and associated Rights were converted pursuant to the Merger and any cash, without interest, in lieu of fractional shares. Certificates or other instruments which prior to the Effective Time represented shares of Company Common Stock, Conversion-Merger Rights (including certificates or other instruments which prior to the Conversion-Merger represented Cooperative Interests) and associated Rights shall be exchanged for certificates representing whole shares of Acquiror Common Stock issued in consideration therefor upon the surrender of such certificates or instruments in accordance with the provisions of Section 2.02, without interest. No fractional share of Acquiror Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to
     Section 2.02(e) hereof. In any event, if between the date of this Merger Agreement and the Effective Time the outstanding shares of Acquiror Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the nature of the consideration to be received by the Company Stockholders and the Exchange Ratio shall be appropriately and correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          (b) CANCELLATION AND RETIREMENT OF COMPANY COMMON STOCK AND CONVERSION-MERGER RIGHTS. All such shares of Company Common Stock (other than any shares of Company Common Stock to be canceled pursuant to Section 2.01(c)), Conversion-Merger Rights (including unexchanged Cooperative Interests) and associated Rights referred to in
     Section 2.01(a) shall no longer be outstanding and shall automatically be canceled and retired, as appropriate, and shall cease to exist, and each certificate or other instrument previously representing any such shares, Conversion-Merger Rights (including unexchanged Cooperative Interests) and associated Rights shall thereafter represent the right to receive the shares of Acquiror Common Stock into which such Company Common Stock, Conversion-Merger Rights (including unexchanged Cooperative Interests) and associated Rights were converted pursuant to the Merger and any cash, without interest, in lieu of fractional shares. The holders of certificates or other instruments which prior to the Effective Time represented shares of Company Common Stock, Conversion-Merger Rights (including the holders of certificates or other instruments which prior to the Conversion-Merger represented Cooperative Interests) and associated Rights shall cease to have any rights with respect thereto except as otherwise provided herein or by Law. Certificates or other instruments previously representing such shares of Company Common Stock, such Conversion-Merger Rights (including certificates or other instruments previously representing such Cooperative Interests) and associated Rights shall be exchanged for the whole shares of Acquiror Common Stock to be issued therefor upon the surrender of such certificates or instruments in accordance with the provisions of Section 2.02, without interest. No fractional share of Acquiror Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(e) hereof.

          (c) CANCELLATION OF TREASURY STOCK. Any shares of Company Common Stock held in the treasury of the Company and any shares of Company Common Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (d) ACQUIROR SUB COMMON STOCK. Each share of common stock, par value $0.01 per share, of Acquiror Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

     SECTION 2.02.  EXCHANGE OF CERTIFICATES OR INSTRUMENTS.

          (a) EXCHANGE AGENT. As of the Effective Time, Acquiror shall deposit, or shall cause to be deposited, with Norwest Bank Minnesota, N.A., or another bank or trust company designated by Acquiror and reasonably acceptable to the Company (the "EXCHANGE AGENT"), for the benefit of the holders of issued and outstanding Company Common Stock and associated Rights for exchange through the Exchange Agent in accordance with this
Article II, certificates representing the whole shares of Acquiror Common Stock issuable to such holders pursuant to Section 2.01 and cash in an amount sufficient to permit payment of the cash payable in lieu of fractional shares pursuant to Section 2.02(e) (such certificates for shares of Acquiror Common Stock, together with any dividends or distributions with respect thereto, and such amounts of cash, being hereafter referred to as the "EXCHANGE FUND"). As of the Effective Time, Acquiror shall reserve and keep available out of its authorized and unissued Acquiror Common Stock, the number of shares of Acquiror Common Stock that will be sufficient to permit the exercise and exchange in full of all Conversion-Merger Rights outstanding immediately prior to the Effective Time. The Exchange Agent shall, pursuant to irrevocable instructions from Acquiror, deliver the shares of Acquiror Common Stock to be issued and the amount of cash to be paid to the holders of Company Common Stock and associated Rights pursuant to Section 2.01 out of the Exchange Fund.

          (b) EXCHANGE PROCEDURES. Promptly (and, in any event, within seven (7) business days) after the Effective Time, Acquiror shall use its reasonable best efforts to cause the Exchange Agent to mail to each holder of record of a certificate or certificates of Company Common Stock which immediately prior to the Effective Time represented outstanding shares of Company Common Stock and associated Rights and to each holder of record of a certificate or certificates or other instrument or instruments representing Conversion-Merger Rights (including unexchanged Cooperative Interests) which immediately prior to the Effective Time represented the right to receive shares of Company Common Stock and associated Rights (all such certificates and instruments, the "CERTIFICATES") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent (in the case of Certificates representing Company Common Stock) or Acquiror (in the case of Certificates representing Conversion-Merger Rights) and shall be in customary form) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent (in the case of Certificates of Company Common Stock) or Acquiror (in the case of Certificates representing Conversion-Merger Rights), as specified in such letter of transmittal, together with such letter of transmittal, duly executed, and such other Documents as may reasonably be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive promptly in exchange therefor a certificate representing that number of whole shares of Acquiror Common Stock which such holder has the right to receive in respect of such Certificate (after taking into account all shares of Company Common Stock and Conversion-Merger Rights then held by such holder under all such Certificates so surrendered), together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and cash in lieu of fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to
Section 2.02(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock or Conversion-Merger Rights which is not registered in the transfer records of the Company, the proper number of shares of Acquiror Common Stock may be issued and the proper amount of cash may be paid pursuant hereto to a transferee if the Certificates representing such shares of Company Common Stock or Conversion-Merger Rights, properly endorsed or otherwise in proper form for transfer, are presented to the Exchange Agent (in the case of Certificates representing Company Common Stock) or Acquiror (in the case of Certificates representing Conversion-Merger Rights), accompanied by all Documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the shares of Acquiror Common Stock issuable in exchange therefor, together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and cash in lieu of any fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to
Section 2.02(e). No interest will be paid or will accrue on any cash payable pursuant to Sections 2.02(c) or 2.02(e).

          (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF ACQUIROR COMMON STOCK. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the whole shares of Acquiror Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Common Stock.

          (d) NO FURTHER RIGHTS IN COMPANY COMMON STOCK AND CONVERSION-MERGER RIGHTS. All shares of Acquiror Common Stock issued upon conversion of the shares of Company Common Stock, the Conversion-Merger Rights and the associated Rights in accordance with the terms hereof (including any cash paid pursuant to Sections 2.02(c) or (e)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, such Conversion-Merger Rights and such associated Rights.

          (e) NO FRACTIONAL SHARES. No fractional shares of Acquiror Common Stock shall be issued upon surrender for exchange of the

Certificates, and any such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acquiror, but in lieu thereof each holder of shares of Company Common Stock or Conversion-Merger Rights who would otherwise be entitled to receive a fraction of a share of Acquiror Common Stock, after aggregating all Certificates delivered by such holder, and rounding down to the nearest whole share, shall receive an amount in cash equal to the Average Trading Price (as defined in Article X) on the Closing Date multiplied by the fraction of a share of Acquiror Common Stock to which such holder would otherwise be entitled. Such payment in lieu of fractional shares shall be administered by the Exchange Agent (in the case of Certificates representing Company Common Stock) or Acquiror (in the case of Certificates representing Conversion-Merger Rights) pursuant to the procedures set forth in
Section 2.02(b).

          (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for one (1) year after the Effective Time shall be delivered to Acquiror, upon demand. Any holders of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to Acquiror for the shares of Acquiror Common Stock to which they are entitled pursuant to
Section 2.01, any dividends or other distributions with respect to Acquiror Common Stock to which they are entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Acquiror Common Stock to which they are entitled pursuant to Section 2.02(e). Any shares of Acquiror Common Stock, any dividends or other distributions with respect to Acquiror Common Stock, and any cash in lieu of fractional shares of Acquiror Common Stock to which any holder of Company Common Stock or Conversion-Merger Rights would otherwise be entitled pursuant to Section 2.01, Section 2.02(c) and
Section 2.02(e), respectively, which remain unclaimed by such holder on the fourth anniversary of the Effective Time (or such earlier date immediately prior to such time as such property would otherwise escheat to or become the property of any Governmental Entity (as defined in Article X)) shall, to the extent permitted by Law, become the property of Acquiror free and clear of any claims or interest of any Person (as defined in Article X) previously entitled thereto.

          (g) NO LIABILITY. None of Acquiror, Acquiror Sub, the Company or the Exchange Agent shall be liable to any Person for any shares of Acquiror Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Laws.

          (h) LOST, STOLEN OR DESTROYED CERTIFICATES OR INSTRUMENTS. In the event any certificate evidencing shares of Company Common Stock and any certificate or other instrument evidencing Conversion-Merger Rights (including unexchanged Cooperative Interests) which immediately prior to the Effective Time represented the right to receive shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent (in the case of Certificates representing Company Common Stock) or Acquiror (in the case of Certificates representing Conversion-Merger Rights) shall issue in exchange for such lost, stolen or destroyed certificate or instrument, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock and cash, if any, as may be required pursuant to this Article II; PROVIDED, HOWEVER, that the Exchange Agent or Acquiror may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or instrument to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation, or the Exchange Agent with respect to the certificate or instrument alleged to have been lost, stolen or destroyed.

     SECTION 2.03.  STOCK TRANSFER BOOKS.

     At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time and the holders of certificates or other instruments evidencing Conversion-Merger Rights (including unexchanged Cooperative Interests) which immediately prior to the Effective Time represented the right to receive shares of Company Common Stock shall cease to have any rights with respect to such shares of Company Common Stock and Conversion-Merger Rights except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Acquiror for any reason shall be converted into the shares of Acquiror Common Stock issuable in exchange therefor, any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Acquiror Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e).

     SECTION 2.04.  STOCK OPTIONS.

     Prior to the Effective Time, the Company and Acquiror shall take such action as may be necessary or appropriate for Acquiror, at its option, to assume or to issue a substitute option with respect to each outstanding unexpired and unexercised option to purchase shares of Company Common Stock (collectively, the "COMPANY STOCK OPTIONS") under the Company's 1997 Stock Incentive Plan (the "COMPANY STOCK PLAN") or granted to certain officers independent of the Company Stock Plan, so that at the Effective Time each Company Stock Option will become or be replaced by an option to purchase a number of whole shares of Acquiror Common Stock (an "ACQUIROR OPTION") equal to the number of shares of Company Common Stock that could have been purchased (assuming full vesting) under the Company Stock Option multiplied by the Exchange Ratio (and eliminating any fractional share), at a price per share of Acquiror Common Stock equal to the per-share option exercise price specified in the Company Stock Option. Each substituted Acquiror Option shall otherwise be subject to the same terms and conditions as apply to the related Company Stock Option. The date of grant of each substituted Acquiror Option for purposes of such terms and conditions shall be deemed to be the date on which the corresponding Company Stock Option was granted. As to each assumed Company Stock Option, at the Effective Time (i) all references to the Company in the stock option agreements with respect to the Company Stock Options being assumed shall be deemed to refer to Acquiror; (ii) Acquiror shall assume all of the Company's obligations with respect to the related Company Stock Option; and (iii) Acquiror shall issue to each holder of a Company Stock Option a document evidencing the foregoing assumption by Acquiror. Nothing in this Section 2.04 shall affect the schedule of vesting with respect to the Company Stock Options in accordance with the terms of such Company Stock Options, and Acquiror acknowledges that the Company Stock Plan and the Company Stock Options granted to Thomas W. Hertz and Craig A. Anderson independent of the Company Stock Plan provide that such Company Stock Options will be 100% vested at the Effective Time. The Company represents and warrants that the assumption of Company Stock Options or substitution of Acquiror Options therefor, as contemplated by this Section 2.04, may be effected pursuant to the terms of the Company Stock Options, the Company Stock Plan and the terms of the Company Stock Options granted to certain officers of the Company independent of the Company Stock Plan without the consent of any holder of a Company Stock Option and without liability to any such holder.

     SECTION 2.05.  CLOSING.

     The parties agree that the Closing Event (as defined in Article X) will take place at the offices of the Company in Irene, South Dakota on the Closing Date (as defined in this Section 2.05). Subject to the terms and conditions of this Merger Agreement, the closing of the Merger (the "CLOSING") will take place as soon as practicable (but, in any event, within five (5) business days) after satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in Article VII hereof (the "CLOSING DATE"), at the offices of Hogan & Hartson L.L.P., Columbia Square, 555 13th Street, N.W., Washington, D.C. 20004, unless another date or place is agreed to in writing by the parties hereto.

                                ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as specifically set forth in the Disclosure Schedule delivered by the Company to Acquiror prior to the execution and delivery of this Merger Agreement (the "COMPANY DISCLOSURE SCHEDULE") (with a disclosure with respect to a Section of this Merger Agreement to require a specific reference in the Company Disclosure Schedule to the Section of this Merger Agreement to which each such disclosure applies, and no disclosure to be deemed to apply with respect to any Section to which it does not expressly refer), the Company hereby represents and warrants (which representation and warranty shall be deemed to include the disclosures with respect thereto so specified in the Company Disclosure Schedule) to, and covenants and agrees with, Acquiror and Acquiror Sub as follows, in each case as of the date of this Merger Agreement, unless otherwise specifically set forth herein or in the Company Disclosure Schedule:

     SECTION 3.01.  ORGANIZATION AND STANDING.

     The Company is a corporation duly organized, validly existing and in good standing under Delaware Law, and has the full and unrestricted corporate power and authority to own, operate and lease its Assets (as defined in Article X), to carry on its business as currently conducted, to execute and deliver this Merger Agreement and to carry out the transactions contemplated hereby. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories listed in Section 3.01 of the Company Disclosure Schedule. The Company is not qualified to conduct business in any other jurisdiction, and neither the nature of the business conducted by the Company nor the character of the Assets owned, leased or otherwise held by it makes any such qualification necessary, except where the absence of such qualification as a foreign corporation would not have a Company Material Adverse Effect (as defined in Article X). The Conversion-Merger and the other transactions contemplated thereby were effected in compliance with all Laws.

     SECTION 3.02.  SUBSIDIARIES.

     Except as set forth in Section 3.02 of the Company Disclosure Schedule, the Company has no Subsidiaries (as defined in Article X) and neither the Company nor any Subsidiary has any equity investment or other interest in, nor has the Company or any Subsidiary made advances or loans (other than for customary credit extended to customers of the Company in the Ordinary Course of Business (as defined in Article X) and reflected in the Financial Statements (as defined in Section 3.08) or incurred in the Ordinary Course of Business since the date of the latest Financial

Statements, and other than transfers among the Company and its wholly owned Subsidiaries) to, any corporation, association, partnership, joint venture or other entity. Section 3.02 of the Company Disclosure Schedule sets forth (a) the authorized capital stock or other equity interests of each direct and indirect Subsidiary of the Company and the percentage of the outstanding capital stock or other equity interests of each Subsidiary directly or indirectly owned by the Company, and (b) the nature and amount as of October 22, 1998 of any such equity investment, other interest or advance. All of such shares of capital stock or other equity interests of Subsidiaries directly or indirectly held by the Company have been duly authorized and validly issued and are outstanding, fully paid and nonassessable. The Company directly, or indirectly through wholly owned Subsidiaries, owns all such shares of capital stock or other equity interests of the direct or indirect Subsidiaries free and clear of all Encumbrances (as defined in Article X), except as disclosed in Section 3.02 of the Company Disclosure Schedule. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its state or jurisdiction of incorporation (as listed in Section 3.02 of the Company Disclosure Schedule), and has the full and unrestricted corporate power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. Each Subsidiary is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories listed in Section 3.02 of the Company Disclosure Schedule. The Subsidiaries are not qualified to conduct business in any other jurisdictions, and neither the nature of their businesses nor the character of the Assets owned, leased or otherwise held by them makes any such qualification necessary, except where the absence of such qualification as a foreign corporation would not have a Company Material Adverse Effect.

     SECTION 3.03.  CERTIFICATE OF INCORPORATION AND BYLAWS.

     The Company has furnished to Acquiror a true and complete copy of the certificate or articles of incorporation of the Company and of each Subsidiary, as currently in effect, certified as of a recent date by the Secretary of State (or comparable Governmental Entity) of the respective jurisdictions of incorporation, and a true and complete copy of the bylaws of the Company and of each Subsidiary, as currently in effect, certified by their respective corporate secretaries or assistant corporate secretaries. Such certified copies are attached as exhibits to, and constitute an integral part of, the Company Disclosure Schedule.

     SECTION 3.04.  CAPITALIZATION.

     The authorized capital stock of the Company consists of (a) 10,000,000 shares of Company Common Stock, of which: (i) 2,161,136 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; (ii) 986 shares are held in the treasury of the Company; (iii) 400,120 shares are reserved for issuance pursuant to Company Stock Options; (iv) 390,524 shares are reserved for issuance in connection with the Conversion-Merger; (v) 6,400 shares are reserved for issuance pursuant to the terms of that certain Asset Purchase Agreement, dated as of April 24, 1998, by and among the Company, Dakota Wireless Systems, Inc. and Russell Dangel, sole proprietor of Hurley Communications (the "HURLEY COMMUNICATIONS AGREEMENT"); and (vi) 20,000 shares are reserved for issuance pursuant to the terms of that certain $250,000 9% Term Note, dated July 1, 1998, by Dakota Wireless Systems, Inc. and the Company;
(b) 250,000 shares of Company preferred stock, without par value per share ("COMPANY PREFERRED STOCK") (of which 15,000 are designated "SERIES A JUNIOR PARTICIPATING PREFERRED STOCK"), of which: (i) no shares are issued and outstanding; (ii) no shares are held in the treasury of the Company; and (iii) 15,000 shares are reserved for issuance pursuant to the Rights Agreement (as defined in this Section 3.04). The Company Common Stock and Company Preferred Stock are referred to collectively in this Merger Agreement as the "COMPANY CAPITAL STOCK." Except as described in this
Section 3.04 or Section 3.04 of the Company Disclosure Schedule, no other shares of Company Capital Stock have been reserved for any purpose. Except
(i) as set forth in clauses (a)(iii), (a)(iv) and (a)(vi) above, and
(ii) rights to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock (the "RIGHTS") pursuant to a Rights Agreement dated as of July 22, 1997 between the Company and Norwest Bank Minnesota, N.A. (the "RIGHTS AGREEMENT"), there are no outstanding securities convertible into or exchangeable for Company Common Stock, any other securities of the Company, or any capital stock or other securities of any of the Subsidiaries and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of the Company or any of the Subsidiaries.
Except as set forth in Section 3.04 of the Company Disclosure Schedule, there are no outstanding Agreements (as defined in Article X) affecting or relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of Company Common Stock, any other securities of the Company, or any capital stock or other securities of any Subsidiary, except as contemplated hereunder. Since June 30, 1998, no shares of Company Common Stock have been issued by the Company, except (i) for 48,000 shares of Company Common Stock issued on or about July 2, 1998 pursuant to the terms of that certain Merger Agreement, dated as of December 5, 1997, by and among the Company, Dakota Wireless Systems, Inc., Vantek Communications, Inc. and Van/Alert, Inc. or (ii) pursuant to (A) the exercise of outstanding Company Stock Options in accordance with their terms or (B) the Conversion-Merger as described in clause (a)(iv) above. Each of the outstanding shares of Company Common Stock and of capital stock of, or other equity interests in, the Subsidiaries was issued in compliance with all applicable federal and state Laws concerning the issuance of securities, and such shares or other equity interests owned by the Company or any Subsidiary are owned free and clear of all Encumbrances, except as described in Section 3.04 of the Company Disclosure Schedules. Except as set forth in Section 3.04 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any Subsidiary to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, or provide any guarantee with respect to, any Subsidiary or any other Person. Except as set forth in Section 3.04 of the Company Disclosure Schedule, there are no Agreements pursuant to which any Person is or may be entitled to receive any of the revenues or earnings, or any payment based thereon or calculated in accordance therewith, of the Company or any Subsidiary, except for the existing employment Agreements between the Company and Mr. Thomas Hertz and Mr. Craig Anderson.

     SECTION 3.05.  AUTHORITY; BINDING OBLIGATION.

     The execution and delivery by the Company of this Merger Agreement, the execution and delivery by the Company and the Subsidiaries of all other Documents contemplated hereby, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company or the Subsidiaries are necessary to authorize this Merger Agreement and the other Documents contemplated hereby, or to consummate the transactions contemplated hereby and thereby, other than the approval and adoption of this Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company's certificate of incorporation and bylaws. This Merger Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law).

     SECTION 3.06.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) The execution, delivery and performance by the Company and the Subsidiaries of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the certificate of incorporation or bylaws of the Company or the certificate or articles of incorporation or bylaws of any Subsidiary;
(ii) subject to (A) obtaining the requisite approval and adoption of this

Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company's certificate of incorporation and bylaws and (B) obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the applicable Governmental Entity pursuant to the applicable requirements, if any, of the Securities Act (as defined in Article X), the Exchange Act (as defined in Article X), Blue Sky Laws (as defined in Article X), the HSR Act (as defined in Article X), the Communications Act (as defined in Article X), the Federal Aviation Act (as defined in Article X), applicable state utility Laws, applicable municipal franchise Laws and the filing and recordation of the Articles of Merger as required by Delaware Law, conflict with or violate any Law applicable to the Company or any Subsidiary, or any of their respective Assets;
(iii) subject to obtaining the consents and approvals set forth in
Section 3.06(b) of the Company Disclosure Schedule, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under any Agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, may be bound; or (iv) except as disclosed in Section 3.06(b) of the Company Disclosure Schedule, result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Encumbrance of any nature upon, or with respect to, the Company or any Subsidiary or any of the Assets now owned or hereafter acquired by the Company or any Subsidiary; except for any such conflict or violation described in clause (ii), any such conflict, breach or default described in clause (iii), or any such creation, imposition or acceleration described in clause (iv) that would not have a Company Material Adverse Effect and that would not prevent the Company from consummating the Merger on a timely basis.

          (b) Except as set forth in Section 3.06(b) of the Company Disclosure Schedule, the execution, delivery and performance by the Company and the Subsidiaries of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, do not and will not: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Person not party to this Merger Agreement, except (A) the approval and adoption of this Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company's certificate of incorporation and bylaws, (B) pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, the Communications Act, the Federal Aviation Act, applicable state utility Laws and applicable municipal franchise Laws, and (C) the filing and recordation of the Articles of Merger as required by Delaware Law; or (ii) result in or give rise to any penalty, forfeiture,

Agreement termination, right of termination, amendment or cancellation, or restriction on business operations of Acquiror, the Company, the Surviving Corporation or any Subsidiary, except for any Agreement not required to be disclosed by the last sentence of this Section 3.06(b). Section 3.06(b) of the Company Disclosure Schedule lists all Agreements that reasonably could be interpreted or expected to require the consent or acquiescence of any Person not party to this Merger Agreement with respect to any aspect of the execution, delivery or performance of this Merger Agreement by the Company and the Subsidiaries where (i) such Agreements are material to the operation of the Company and the Subsidiaries or (ii) the failure to obtain such consent or acquiescence would result in a Company Material Adverse Effect.

     SECTION 3.07.  LICENSES; COMPLIANCE.

          (a) Each of the Company and each Subsidiary is in possession of all Licenses (as defined in Article X) necessary for the Company or any Subsidiary to own, lease and operate its Assets or to carry on its business as it is now being conducted (the "COMPANY LICENSES"), except where the failure to possess any such Company License would not have a Company Material Adverse Effect. All Company Licenses that are FCC (as defined in
Article X), FAA (as defined in Article X) or state utilities Licenses or municipal franchises, and all other material Company Licenses, are listed and described in Section 3.07(a)(i) of the Company Disclosure Schedule. Except as set forth in Schedule 3.07(a)(ii) of the Company Disclosure Schedule, all Company Licenses are valid and in full force and effect through the respective dates indicated in the Company Disclosure Schedule, except for any such invalidity or failure to be in full force and effect that would not, alone or in the aggregate, have a Company Material Adverse Effect, and no suspension, cancellation, complaint, proceeding, order or investigation of or with respect to any such Company License (or operations thereunder) is pending or, to the knowledge of the Company or any Subsidiary, threatened. Neither the Company nor any Subsidiary is in violation of or default under any Company License, except for any such violation or default that would not have a Company Material Adverse Effect. Except as set forth in Section 3.07(a)(iii) of the Company Disclosure Schedule, since December 31, 1996, neither the Company nor any Subsidiary has received written or, to the knowledge of the Company or any Subsidiary, oral notice from any Governmental Entity or any other Person of any allegation of any such violation or default under a Company License.

          (b) Neither the Company nor any Subsidiary is in violation of or default under, nor has it breached, (i) any term or provision of its certificate or articles of incorporation or bylaws or (ii) any Agreement or restriction to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, is bound or affected, except for any such violation, default or breach described in clause (ii) that would not have a Company Material Adverse Effect. The Company and the Subsidiaries have complied and are in full compliance with all Laws, except where the failure so to comply would not have a Company Material Adverse Effect. The Conversion-Merger and the other transactions contemplated thereby were effected in compliance with all Laws, neither the Company nor any Subsidiary has received any notice, claim or allegation or has knowledge that the Conversion-Merger or the other transactions contemplated thereby were not effected in compliance with all Laws, and the Company has undertaken significant efforts to attempt to locate the holders of accounts of positive capital credit balances existing immediately prior to the Conversion-Merger.

          (c) Except as set forth in Schedule 3.07(c) of the Company Disclosure Schedule, all returns, reports, statements and other Documents required to be filed by the Company or any Subsidiary with any Governmental Entity have been filed and complied with and are true, correct and complete in all material respects (and any related fees required to be paid have been paid in full). Except as set forth in Section 3.07(c) of the Company Disclosure Schedule, to the knowledge of the Company and the Subsidiaries, all records of every type and nature relating to the Company Licenses or the business, operations or Assets of the Company or any Subsidiary have been maintained in all material respects in accordance with good business practices and the rules of any Governmental Entity and are maintained at the Company or the appropriate Subsidiary.

          (d) Except as provided in Section 3.07(d) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has any interest in any License (including both any Company License and any License held by third parties in which the Company or any Subsidiary has an interest) material to the operation of the Company or any Subsidiary that is subject to restrictions on assignment or transfer based on the circumstances under which the License was granted (such as eligibility or auction rules), the status of construction and operation (such as rules restricting resale for a certain period after construction), or any other restrictions other than an ordinary course requirement for prior approval of transactions such as the Merger contemplated herein.

          (e) Neither the Company nor any Subsidiary is aware of any fact or circumstance related to them that could reasonably be expected to cause the filing of any objection to any application for any Governmental consent required hereunder, lead to any delay in processing such application, or require any waiver of any Governmental rule, policy or other applicable Law.

     SECTION 3.08.  SEC DOCUMENTS.

          Since January 1, 1997, the Company has filed or, in the case of the Company Post-Signing SEC Documents (as defined in Section 6.10), will file all required reports, schedules, forms, statements and other Documents with the SEC (as defined in Article X) (collectively, including the Company Post-Signing SEC Documents, the "COMPANY SEC DOCUMENTS"). As of their respective dates, the Company SEC Documents complied or, in the case of the Company Post-Signing SEC Documents, will comply as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents contained or, in the case of the Company Post-Signing SEC Documents, will contain, any untrue statement of a material fact or omitted or, in the case of the Company Post-Signing SEC Documents, will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents (the "FINANCIAL STATEMENTS") comply or, in the case of the Company Post-Signing SEC Documents, will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or, in the case of the Company Post-Signing SEC Documents, will have been prepared in accordance with GAAP (except, in the case of unaudited statements, for the lack of normal year-end adjustments, the absence of footnotes and as permitted by Form 10-QSB and Item 310 of Regulation S-B of the SEC) applied on a consistent basis during the periods subject thereto (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments and the absence of footnotes). Except as disclosed in the Financial Statements, as required by GAAP or as required by any Governmental Entity, the Company has not, since December 31, 1997, made any change in accounting practices or policies applied in the preparation of the Financial Statements.

     SECTION 3.09.  ABSENCE OF UNDISCLOSED LIABILITIES.

     There are no liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) of the Company or any Subsidiary, including but not limited to liabilities for Taxes (as defined in Article X), of a nature required by GAAP (giving effect to the principles of materiality included therein) to be reflected, or reserved against, in the balance sheet included in the Financial Statements and that are not so reflected, or reserved against, therein. Except as described in
Section 3.09 of the Company Disclosure Schedule or reflected or reserved against in the Financial Statements, since December 31, 1997, neither the Company nor any Subsidiary has incurred any material liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) other than in the Ordinary Course of Business (as defined in
Article X).

     SECTION 3.10.  ABSENCE OF CERTAIN CHANGES OR EVENTS.

     Other than as set forth in Section 3.10 to the Company Disclosure Schedule or as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, since December 31, 1997, there has been no material adverse change, and no change except in the Ordinary Course of Business, in the business, operations, condition (financial or otherwise), Assets or liabilities of the Company or any Subsidiary. Except as set forth in Section 3.10 to the Company Disclosure Schedule or as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, since December 31, 1997, the Company and the Subsidiaries have conducted their respective businesses substantially in the manner theretofore conducted and only in the Ordinary Course of Business, and neither the Company nor any Subsidiary has (a) incurred any damage, destruction or loss not covered by insurance with respect to any material Assets of the Company or of any such Subsidiary; (b) issued any capital stock or other equity securities or granted any options, warrants or other rights calling for the issuance thereof; (c) issued any bonds or other long-term debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds; (d) incurred, or become subject to, any material obligation or liability (whether absolute or contingent, matured or unmatured, known or unknown), except current liabilities incurred in the Ordinary Course of Business; (e) discharged or satisfied any Encumbrance or paid any material obligation or liability (whether absolute or contingent, matured or unmatured, known or unknown) other than current liabilities shown in the Unaudited Balance Sheets (as defined in Section 6.08) and current liabilities incurred since December 31, 1997 in the Ordinary Course of Business; (f) declared or made payment of, or set aside for payment, any dividends or distributions of any Assets, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities; (g) mortgaged, pledged or subjected to any Encumbrance any of its Assets; (h) sold, exchanged, transferred or otherwise disposed of any of its Assets, or canceled any debts or claims, except in each case in the Ordinary Course of Business;
(i) written down the value of any Assets or written off as uncollectible any debt, notes or accounts receivable, except to the extent previously reserved against in the Financial Statements and not material in amount, and except for write-downs and write-offs in the Ordinary Course of Business, none of which, individually or in the aggregate, are material;
(j) entered into any transactions other than in the Ordinary Course of Business; (k) increased the rate of compensation payable, or to become payable, by it to any of its officers, employees, agents or independent contractors over the rate being paid to them on December 31, 1997, except for any increase in the rate of compensation payable, or to become payable, by it in the Ordinary Course of Business to employees who are not directors or executive officers; (l) made or permitted any amendment or termination of any material Agreement to which it is a party; (m) through negotiation or otherwise made any commitment or incurred any liability to any labor organization; (n) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director, officer or employee, except for any accrual or arrangement for or payment of bonuses or special compensation in the Ordinary Course of Business to employees who are not directors or officers; (o) directly or indirectly paid any severance or termination pay in excess of two months' salary to any officer or employee with an annual salary in excess of $60,000; (p) made capital expenditures, or entered into commitments therefor, not provided for in the Company's July 1998 CLEC Facilities Expansion Plan (a copy of which has been furnished by the Company to Acquiror) or, if applicable, the Company's subsequent capital budget (which capital budget shall have been approved by Acquiror as provided in Section 5.01(i)), except for capital expenditures permitted by Section 5.01; (q) made any change in any method of accounting or accounting practice except as required by GAAP; (r) entered into any transaction of the type described in Section 3.19; (s) made any charitable contributions or pledges exceeding $10,000 individually or $100,000 in the aggregate; or (t) made any Agreement to do any of the foregoing. At the Closing, the Company shall deliver to Acquiror an updated Section 3.10 to the Company Disclosure Schedule in accordance with the provisions of
Section 6.05.

     SECTION 3.11.  LITIGATION; DISPUTES.

          (a) Except as disclosed in Section 3.11(a) of the Company Disclosure Schedule, there are no actions, suits, claims, arbitrations, proceedings or investigations pending or, to the knowledge of the Company or any Subsidiary, threatened against, affecting or involving the Company or any Subsidiary or their respective businesses or Assets, or the transactions contemplated by this Merger Agreement, at law or in equity, or before or by any court, arbitrator or Governmental Entity, domestic or foreign. Neither the Company nor any Subsidiary is (i) operating under or subject to any order (except for orders that Persons similarly situated, engaged in similar businesses and owning similar Assets are operating under or subject to), award, writ, injunction, decree or judgment of any court, arbitrator or Governmental Entity, or (ii) in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or Governmental Entity.

          (b) Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary is currently involved in, or to the knowledge of the Company or any Subsidiary, reasonably anticipates any dispute with, any of its current or former employees, agents, brokers, distributors, vendors, customers, business consultants, franchisees, franchisors, representatives or independent contractors (or any current or former employees of any of the foregoing Persons) affecting the business or Assets of the Company or any Subsidiary, except for any such disputes that, if resolved adversely to the Company or any Subsidiary, would not have a Company Material Adverse Effect.

     SECTION 3.12.  DEBT INSTRUMENTS.

          Section 3.12 of the Company Disclosure Schedule lists all mortgages, indentures, notes, guarantees and other Agreements for or relating to borrowed money (including, without limitation, conditional sales agreements and capital leases) to which the Company or any Subsidiary is a party or which have been assumed by the Company or any Subsidiary or to which any Assets of the Company or any Subsidiary are subject. With respect to the Documents listed on Section 3.12 of the Company Disclosure Schedule, the Company and the Subsidiaries have performed all the obligations required to be performed by any of them to date and are not in default in any respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default, except for any failure so to perform or any such default that would not have a Company Material Adverse Effect.

     SECTION 3.13.  LEASES.

          Section 3.13 of the Company Disclosure Schedule lists all leases and other Agreements with a term in excess of one (1) year or requiring payments in excess of $35,000 in the aggregate over its term under which the Company or any Subsidiary is the lessee or lessor of any Asset, or holds, manages or operates any Asset owned by any third party, or under which any Asset owned by the Company or by any Subsidiary is held, operated or managed by a third party. The Company and the Subsidiaries are the owners and holders of all the leasehold estates purported to be granted to them by the Documents listed in Section 3.13 of the Company Disclosure Schedule. Each such lease and other Agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto. The Company and the Subsidiaries have in all respects performed all material obligations thereunder required to be performed by any of them to date. To the knowledge of the Company or any Subsidiary, no party is in default in any material respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. All of the Assets subject to such leases and other Agreements are in a condition adequate for the uses to which they are currently being used.

     SECTION 3.14.  OTHER AGREEMENTS; NO DEFAULT.

          (a) Section 3.14(a) of the Company Disclosure Schedule lists each Agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, is bound, and which is:

               (i) an Agreement with a term in excess of one (1) year or requiring payments in excess of $10,000 in any twelve (12) month period or $50,000 in the aggregate over its term for the employment of any director, officer, employee, consultant or independent contractor, or providing for severance payments to any such director, officer, employee, consultant or independent contractor;

               (ii) a license Agreement or distributor, dealer, sales representative, sales agency, advertising, property management or brokerage Agreement involving an annual payment in excess of $50,000;

               (iii) an Agreement with any labor organization or other collective bargaining unit;

               (iv) an Agreement for the future purchase of materials, supplies, services, merchandise or equipment involving payments of more than $50,000 over its remaining term (including, without limitation, periods covered by any option to renew by any party);

               (v) an Agreement other than in the Ordinary Course of Business for the purchase, sale or lease of any Asset with a purchase or sale price or aggregate rental payment in excess of $50,000;

               (vi) a profit-sharing, bonus, incentive compensation, deferred compensation, stock option, severance pay, stock purchase, employee benefit, insurance, hospitalization, pension, retirement or other similar plan or Agreement;

               (vii) an Agreement for the sale of any of its Assets or services or the grant of any preferential rights to purchase any of its Assets, services or rights, other than in the Ordinary Course of Business;

               (viii) an Agreement that contains any provisions requiring the Company or any Subsidiary to indemnify any other party;

               (ix) a joint venture Agreement or other Agreement involving the sharing of revenues or profits;

               (x) an Agreement with an Affiliate (as defined in Article X) of the Company or any Subsidiary;

               (xi) an Agreement (including, without limitation, an Agreement not to compete and an exclusivity Agreement) that reasonably could be interpreted to impose any restriction on the business or operations of the Company or any Subsidiary, or any of their respective affiliates, prior to the Effective Time, or on the business or operations of Acquiror or any of its Affiliates after the Effective Time;

               (xii) an Agreement material to the Company and its Subsidiaries not otherwise described in this Section 3.14(a) which by its terms does not terminate or is not terminable by the Company or by a Subsidiary within thirty (30) days or upon thirty (30) days' (or less) notice;

               (xiii) an Agreement with any Governmental Entity;

               (xiv) an Agreement with any of the twenty (20) largest customers of the Company and the Subsidiaries, taken as a whole (based on amounts billed), for each of (A) the year ended December 31, 1997 and (B) the period from January 1, 1998 through the date of this Merger Agreement;

               (xv) a material Agreement to provide any customer with free service or service at rates departing from the standard rate schedules of the local, long distance, wireline or wireless telephone system or cable television system operated by the Company or any Subsidiary; or

               (xvi) any other Agreement (A) that is material to the Company and the Subsidiaries, taken as a whole, or the conduct of their businesses or operations, or (B) the absence of which would have a Company Material Adverse Effect,

(the foregoing Agreements referred to herein as the "COMPANY CONTRACTS"). The Company has furnished Acquiror with true and complete copies of each written Company Contract (including any amendments thereto) and a complete written summary of each oral Company Contract.

          (b) Each Company Contract is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto. All necessary approvals of any Governmental Entity with respect thereto have been obtained (except where the failure so to obtain any such approval would not have a Company Material Adverse Effect), all necessary filings or registrations therefor have been made, and there are no outstanding disputes thereunder and, to the knowledge of the Company or any Subsidiary, no threatened cancellation or termination thereof. The Company and the Subsidiaries have performed all material obligations thereunder required to be performed by any of them to date. To the knowledge of the Company and the Subsidiaries, no party is in default in any material respect under any of the Company Contracts, and there has not occurred any event which

(whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. No Agreement has been canceled or otherwise terminated within the twelve (12) months prior to the date of this Merger Agreement which would have been a "Company Contract" had such Agreement not been canceled or terminated and the cancellation or termination of which has had or is reasonably likely to have a Company Material Adverse Effect. Except as specifically described in Section 3.14(a) of the Company Disclosure Schedule, there has been no written or oral modification or amendment to any Company Contract and there are no reasonably expected changes to any Company Contract. At the Closing, the Company shall deliver to Acquiror an updated Section 3.14(a) to the Company Disclosure Schedule in accordance with the provisions of
Section 6.05.

     SECTION 3.15.  LABOR RELATIONS.

          Section 3.15(a) of the Company Disclosure Schedule lists all collective bargaining or other labor union Agreements to which the Company or any Subsidiary is a party. Except as set forth in Section 3.15(b) of the Company Disclosure Schedule, there are no strikes, work stoppages, union organization efforts or other controversies (other than grievance proceedings) pending, threatened or reasonably anticipated between the Company or any Subsidiary and (a) any current or former employees of the Company or of any Subsidiary or (b) any union or other collective bargaining unit representing such employees. The Company and the Subsidiaries have complied and are in compliance with all Laws relating to employment or the workplace, including, without limitation, Laws relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, worker's compensation, employee privacy and right to know, except where the failure so to comply would not have a Company Material Adverse Effect. Except as set forth in Section 3.15(c) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has been notified by any Governmental Agency or counsel to any claimant of any unresolved violation or alleged violation of any Law relating to equal employment opportunity, civil or human rights, or employment discrimination generally. Except as set forth in Section 3.15(d) to the Company Disclosure Schedule, there are no collective bargaining Agreements, employment Agreements between the Company or any Subsidiary and any of their respective employees, or professional service Agreements not terminable at will relating to the businesses and Assets of the Company or of any Subsidiary. Except as set forth in Section 3.15(e) to the Company Disclosure Schedule, the consummation of the transactions contemplated hereby will not cause Acquiror, the Surviving Corporation, the Company or any Subsidiary to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any Person.

     SECTION 3.16.  PENSION AND BENEFIT PLANS.

          (a) Except as set forth in Section 3.16(a) to the Company Disclosure Schedule, neither the Company nor any Subsidiary (i) maintains or during the past six (6) years has maintained any Plan (as defined in Article X) or Other Arrangement (as defined in Article X), (ii) is or during the past six (6) years has been a party to any Plan or Other Arrangement, or (iii) has obligations under any Plan or Other Arrangement.

          (b) The Company has furnished to Acquiror true and complete copies of each of the following Documents: (i) the Documents setting forth the terms of each Plan; (ii) all related trust Agreements or annuity Agreements (and any other funding Document) for each Plan; (iii) for the three (3) most recent plan years, all annual reports (Form 5500 series) on each Plan that have been filed with any Governmental Entity; (iv) the current summary plan description and subsequent summaries of material modifications for each Title I Plan (as defined in Article X); (v) all DOL (as defined in Article X) opinions on any Plan; (vi) all correspondence with the PBGC (as defined in Article X) on any Plan exchanged during the past three (3) years; (vii) all IRS (as defined in Article X) rulings, opinions or technical advice relating to any Plan and the current IRS determination letter issued with respect to each Qualified Plan (as defined in Article X); and (viii) all current Agreements with service providers or fiduciaries for providing services on behalf of any Plan. For each Other Arrangement, the Company has furnished to Acquiror true and complete copies of each policy, Agreement or other Document setting forth or explaining the current terms of the Other Arrangement, all related trust Agreements or other funding Documents (including, without limitation, insurance contracts, certificates of deposit, money market accounts, etc.), all significant employee communications, all correspondence with or other submissions to any Governmental Entity, and all current Agreements with service providers or fiduciaries for providing services on behalf of any Other Arrangement.

          (c)  No Plan is a Multiemployer Plan (as defined in Article X).

          (d) Section 3.16(d) of the Company Disclosure Schedule sets forth each Individual Account Plan (as defined in Article X) that is an ESOP (as defined in Article X) (indicating whether such ESOP is leveraged) or otherwise invests in employer securities (as such term is defined in Section 409(l) of the Code). The Company has furnished to Acquiror true and complete copies of all loan Agreements and other related Documents for each leveraged ESOP.

          (e) The funding method used under each Minimum-Funding Plan (as defined in Article X) does not violate the funding requirements in Title I, Subtitle B, Part 3, of ERISA (as defined in Article X). For each Defined

Benefit Plan (as defined in Article X), the Company has furnished to Acquiror a true and complete copy of the actuarial valuation reports issued by the actuaries of that Defined Benefit Plan for the three (3) most recent plan years, setting forth: (i) the actuarial present value (based upon the same actuarial assumptions as were used for that period for funding purposes) of all vested and nonvested accrued benefits under that Defined Benefit Plan; (ii) the actuarial present value (based upon the same actuarial assumptions, other than turnover assumptions, as were used for that period for funding purposes) of vested benefits under that Defined Benefit Plan; (iii) the net fair market value of that Defined Benefit Plan's Assets; and (iv) a detailed description of the funding method used under that Defined Benefit Plan.

          (f)  No "accumulated funding deficiency" as defined in
Section 302(a)(2) of ERISA or Section 412 of the Code, whether or not waived, and no "unfunded current liability" as determined under
Section 412(l) of the Code exists with respect to any Minimum-Funding Plan. No security is required under Section 401(a)(29) of the Code as to any Minimum-Funding Plan. Section 3.16(f) of the Company Disclosure Schedule sets forth all unpaid obligations and liabilities of the Company and the Subsidiaries to provide contributions currently due with respect to any Minimum-Funding Plan.

          (g) Section 3.16(g) of the Company Disclosure Schedule sets forth the contributions that (i) the Company or any Subsidiary has promised or is otherwise obligated to make under each Individual Account Plan that is a Statutory-Waiver Plan (as defined in Article X) and (ii) are unpaid as of the date of this Merger Agreement.

          (h) The Company and the Subsidiaries have made all contributions and other payments required by and due under the terms of each Plan and Other Arrangement and have taken no action during the past three (3) years (other than actions required by Law) relating to any Plan or Other Arrangement that will increase Acquiror's, the Surviving Corporation's, the Company's or any Subsidiary's obligation under any Plan or Other Arrangement.

          (i) Section 3.16(i) of the Company Disclosure Schedule sets forth a list of all Qualified Plans (as defined in Article X). All Qualified Plans and any related trust Agreements or annuity Agreements (or any other funding Document) comply and have complied with ERISA, the Code (including, without limitation, the requirements for Tax qualification described in Section 401 thereof), and all other Laws, except where the failure so to comply would not have a Company Material Adverse Effect. The trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code. The Company and the Subsidiaries have received determination letters issued by the IRS with respect to each

Qualified Plan, and the Company has furnished to Acquiror true and complete copies of all such determination letters and all correspondence relating to the applications therefor, or the remedial amendment period under
Section 401(b) of the Code has not elapsed with regard to the initial adoption of such Qualified Plan. All statements made by or on behalf of the Company or any Subsidiary to the IRS in connection with applications for determinations with respect to each Qualified Plan were true and complete when made and continue to be true and complete. To the knowledge of the Company and the Subsidiaries, nothing has occurred since the date of the most recent applicable determination letter that would adversely affect the tax-qualified status of any Qualified Plan.

          (j) To their knowledge, the Company and the Subsidiaries have complied in all material respects with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Exchange Act, and all other Laws pertaining to the Plans, Other Arrangements and other employee or employment related benefits, and all premiums and assessments relating to all Plans or Other Arrangements. Neither the Company nor any Subsidiary has any liability for any delinquent contributions within the meaning of
Section 515 of ERISA (including, without limitation, related attorneys' fees, costs, liquidated damages and interest) or for any arrearages of wages. Neither the Company nor any Subsidiary has any pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or lawsuits before any court, arbiter or Governmental Entity arising under any Law governing any Plan, and to the knowledge of the Company and the Subsidiaries there exist no facts that could give rise to such a claim.

          (k) Section 3.16(k) of the Company Disclosure Schedule describes all transactions in which, to the knowledge of the Company and the Subsidiaries, the Company or any Subsidiary or any of the Plans has engaged in violation of Section 406(a) or 406(b) of ERISA for which no exemption exists under Section 408 of ERISA and all "prohibited transactions" (as such term is defined in Section 4975(c)(1) of the Code), for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code. The Company has furnished to Acquiror true and complete copies of each request for a prohibited transaction exemption and each exemption obtained in response to such request. All such requests were true and complete when made and continue to be true and complete.

          (l) The Company and the Subsidiaries have paid all premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC for each Defined Benefit Plan. The Company has reflected (or shall reflect) in the Financial Statements the current value of such premium obligation that is accrued and unsatisfied as of the date of each such

Financial Statement. Section 3.16(l) of the Company Disclosure Schedule sets forth the amount of all such unpaid premium obligations (including, without limitation, proportionate partial accruals for the current year). Other than being required to make and making premium payments when due, no liability to the PBGC has been incurred by the Company or by any Common Control Entity (as defined in Article X) on account of Title IV of ERISA. During the past three (3) years, no filing has been made by, or required of, the Company or any Common Control Entity with the PBGC, the PBGC has not started any proceeding to terminate any Defined Benefit Plan that was or is maintained or wholly or partially funded by the Company or any Common Control Entity, and to the knowledge of the Company and the Subsidiaries, no facts exist that would permit the PBGC to begin such a proceeding. Neither the Company nor any Common Control Entity has, or will have as a result of the transactions contemplated hereby, (i) withdrawn as a substantial employer so as to become subject to Section 4063 of ERISA; or
(ii) ceased making contributions to any Pension Plan that is subject to
Section 4064(a) of ERISA to which the Company or any Common Control Entity made contributions during the past five (5) years.

          (m) Section 3.16(m) of the Company Disclosure Schedule identifies any terminated Plan that covered any current or former employees of the Company or any Subsidiary, and any other Plan that has been terminated, during the past three (3) years. The Company has furnished to Acquiror true and complete copies of all filings with any Governmental Entity, employee communications, board minutes and all other Documents relating to each such termination of a Qualified Plan.

          (n) Except as set forth in Section 3.16(n) of the Company Disclosure Schedule, no Plan or Other Arrangement, individually or collectively, provides for any payment by the Company or any Subsidiary to any employee or independent contractor that is not deductible under
Section 162(a)(1) or 404 of the Code or that is an "excess parachute payment" pursuant to Section 280G of the Code.

          (o) No Plan has within the past three (3) years experienced a "reportable event" (as such term is defined in Section 4043(b) of ERISA) that is not subject to an administrative or statutory waiver from the reporting requirement.

          (p) No Plan is a "qualified foreign plan" (as such term is defined in Section 404A(e) of the Code), and no Plan is subject to the Laws of any jurisdiction other than the United States of America or one of its political subdivisions.

          (q) The Company and the Subsidiaries have timely filed and the Company has furnished to Acquiror true and complete copies of each Form 5330 (Return of Excise Taxes Related to Employee Benefit Plans) that the

Company or any Subsidiary filed on any Plan during the past three (3) years. To their knowledge, the Company and the Subsidiaries have no liability for Taxes required to be reported on Form 5330.

          (r) Section 3.16(r) of the Company Disclosure Schedule lists all funded Welfare Plans (as defined in Article X) that provide benefits to current or former employees of the Company or any Subsidiary, or to their beneficiaries. The funding under each Welfare Plan does not exceed and has not exceeded the limitations under Sections 419A(b) and 419A(c) of the Code. To their knowledge, the Company and the Subsidiaries are not subject to taxation on the income of any Welfare Plan's welfare benefit fund (as such term is defined in Section 419(e) of the Code) under Section 419A(g) of the Code.

          (s)  Section 3.16(s) of the Company Disclosure Schedule
(i) identifies all post-retirement medical, life insurance or other benefits promised, provided or otherwise due now or in the future to current, former or retired employees of the Company or any Subsidiary,
(ii) identifies the method of funding (including, without limitation, any individual accounting) for all such benefits, (iii) discloses the funded status of the Plans providing or promising such benefits, and (iv) sets forth the method of accounting for such benefits to any key employees (as defined in Section 416(i) of the Code) of the Company or any Subsidiary.

          (t)  All Welfare Plans and the related trusts that are subject to
Section 4980B(f) of the Code and Sections 601 through 607 of ERISA comply in all material respects with and have been administered in all material respects in compliance with the health care continuation-coverage requirements for tax-favored status under Section 4980B(f) of the Code (formerly Section 162(k) of the Code), Sections 601 through 607 of ERISA, and all proposed or final regulations under Section 162 of the Code explaining those requirements.

          (u) The Company and the Subsidiaries have (i) filed or caused to be filed all returns and reports on the Plans that they are required to file, and (ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other fees, interest, penalties and assessments that are due and payable by or for the Company or any Subsidiary with respect to any Plan have been timely reported, fully paid and discharged. There are no unpaid fees, penalties, interest or assessments due from the Company or any Subsidiary or from any other Person that are or could become an Encumbrance on any Asset of the Company or any Subsidiary or could otherwise have a Company Material Adverse Effect. The Company and the Subsidiaries have collected or withheld all amounts that are required to be collected or withheld by them to discharge their obligations with respect to each Plan, and all of those amounts have been paid to the appropriate Governmental Entity or set aside in appropriate accounts for future payment when due.

     SECTION 3.17.  TAXES AND TAX MATTERS.

          (a) The Company and the Subsidiaries have (or, in the case of Company Tax Returns (as defined in Article X) becoming due after the date hereof and before the Effective Time, will have prior to the Effective
Time) duly filed all Company Tax Returns required to be filed by the Company and the Subsidiaries at or before the Effective Time with respect to all applicable material Taxes. No material penalties or other charges are or will become due with respect to any such Company Tax Returns as the result of the late filing thereof. All such Company Tax Returns are (or, in the case of returns becoming due after the date hereof and before the Effective Time, will be) true and complete in all material respects. The Company and the Subsidiaries: (i) have paid all Taxes due or claimed to be due by any Taxing authority in connection with any such Company Tax Returns (without regard to whether or not such Taxes are shown as due on any Company Tax Returns); or (ii) have established (or, in the case of amounts becoming due after the date hereof, prior to the Effective Time will have paid or established) in the Financial Statements adequate reserves (in conformity with GAAP consistently applied) for the payment of such Taxes. The amounts set up as reserves for Taxes in the Financial Statements are sufficient for the payment of all unpaid Taxes, whether or not such Taxes are disputed or are yet due and payable, for or with respect to the applicable period, and for which the Company or any Subsidiary may be liable in its own right (including, without limitation, by reason of being a member of the same affiliated group) or as a transferee of the Assets of, or successor to, any Person.

          (b) Neither the Company nor any Subsidiary, either in its own right (including, without limitation, by reason of being a member of the same affiliated group) or as a transferee, has or at the Effective Time will have any liability for Taxes payable for or with respect to any periods prior to and including the Effective Time in excess of the amounts actually paid prior to the Effective Time or reserved for in the Financial Statements, except for any Taxes due in connection with the Merger or incurred in the Ordinary Course of Business subsequent to the date of the latest Financial Statement.

          (c) Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, all Company Tax Returns have been examined by the relevant Taxing authorities, or closed without audit by applicable Law, and all deficiencies proposed as a result of such examinations have been paid, settled or reserved for in the Financial Statements, for all taxable years prior to and including the taxable year ended December 31, 1997. Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, there is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of the Company or any Subsidiary, threatened in respect of any Taxes for which the Company or any Subsidiary is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the knowledge of the Company or any Subsidiary, threatened. Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has consented to any waivers or extensions of any statute of limitations with respect to any taxable year of the Company or any Subsidiary. Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, there is no Agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against the Company or any Subsidiary, and no power of attorney granted by the Company or any Subsidiary with respect to any Tax matters is currently in force.

          (d) The Company has furnished to Acquiror true and complete copies of all Company Tax Returns and all written communications with any Governmental Entity relating to any such Company Tax Returns or to any deficiency or claim proposed or asserted, irrespective of the outcome of such matter, but only to the extent such items relate to Tax years
(i) which are subject to an audit, investigation, examination or other proceeding, or (ii) with respect to which the statute of limitations has not expired.

          (e) Section 3.17(e) of the Company Disclosure Schedule sets forth (i) all federal Tax elections that currently are in effect with respect to the Company or any Subsidiary, and (ii) all elections for purposes of foreign, state or local Taxes and all consents or Agreements for purposes of federal, foreign, state or local Taxes in each case that reasonably could be expected to affect or be binding upon the Surviving Corporation or any Subsidiary or their respective Assets or operations after the Effective Time. Section 3.17(e) of the Company Disclosure Schedule sets forth all changes in accounting methods for Tax purposes at any time made, agreed to, requested or required with respect to the Company or any of the Subsidiaries since January 1, 1996.

          (f) Except as set forth in Section 3.17(f) of the Company Disclosure Schedule, neither the Company nor any Subsidiary (i) is or has since January 1, 1991 been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income Tax purposes; (ii) has executed or filed with the IRS any consent to have the provisions of Section 341(f) of the Code apply to it; (iii) is subject to
Section 999 of the Code; (iv) is a passive foreign investment company as defined in Section 1296(a) of the Code; or (v) is a party to an Agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes (other than an Agreement the only parties to which are the Company and the Subsidiaries).

          (g) The Company has complied in all material respects with all rules and regulations relating to the withholding of Taxes.

     SECTION 3.18.  CUSTOMERS.

     Except as set forth in Section 3.18 of the Company Disclosure Schedule, to the knowledge of the Company and the Subsidiaries, the relationships of the Company and the Subsidiaries with their customers are good commercial working relationships. Except as set forth in Section 3.18 of the Company Disclosure Schedule, during the twelve (12) months prior to the date of this Merger Agreement, no customer of the Company or any Subsidiary which accounted for in excess of $50,000 of the revenues of the Company and the Subsidiaries during such twelve (12) months has canceled or otherwise terminated its relationship with the Company or any Subsidiary.

     SECTION 3.19.  CERTAIN BUSINESS PRACTICES.

     Neither the Company, the Subsidiaries nor any of their officers, directors or, to the knowledge of the Company or any Subsidiary, any of their employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of the Company or of any Subsidiary) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any Person or Governmental Entity in the United States or elsewhere in connection with or in furtherance of the business of the Company or any Subsidiary (including, without limitation, any offer, payment or promise to pay money or other thing of value (a) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company or any Subsidiary in obtaining business for or with, or directing business to, any Person, or (b) to any Person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of the Company and the Subsidiaries is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

     SECTION 3.20.  INSURANCE.

     Section 3.20 of the Company Disclosure Schedule lists and briefly describes all policies of title, Asset, fire, hazard, casualty, liability, life, worker's compensation and other forms of insurance of any kind owned or held by the Company or any Subsidiary. All such policies: (a) are with insurance companies reasonably believed by the Company to be financially sound and reputable; (b) are in full force and effect; (c) are sufficient for compliance by the Company and by each Subsidiary with all requirements of Law and of all Agreements to which the Company or any Subsidiary is a party; (d) are valid and outstanding policies enforceable against the insurer; (e) to the knowledge of the Company or any Subsidiary, insure against risks of the kind customarily insured against and in amounts customarily carried by companies similarly situated and by companies engaged in similar businesses and owning similar Assets and provide adequate insurance coverage for the businesses and Assets of the Company and the Subsidiaries; and (f) provide that they will remain in full force and effect through the respective dates set forth in Section 3.20 of the Company Disclosure Schedule.

     SECTION 3.21.  POTENTIAL CONFLICTS OF INTEREST.

     Except as set forth in Section 3.21 of the Company Disclosure Schedule, neither any present nor, to the knowledge of the Company or any Subsidiary, former employee with a salary in excess of $60,000, director, or officer of the Company or any Subsidiary, nor, to the knowledge of the Company or any Subsidiary, any stockholder who beneficially owns more than 5% of the capital stock of the Company or any Subsidiary, nor, to the knowledge of the Company or any Subsidiary, any Affiliate of such employee, director, officer, or stockholder:

          (a) owns, directly or indirectly, any interest in (except for holdings in securities that are listed on a national securities exchange, quoted on a national automated quotation system or regularly traded in the over-the-counter market, where such holdings are not in excess of two percent (2%) of the outstanding class of such securities and are held solely for investment purposes), or is a stockholder, partner, other holder of equity interests, director, officer, employee, consultant or agent of, any Person that is a competitor, lessor, lessee or customer of, or supplier of goods or services to, the Company or any Subsidiary, except where the value to such individual of any such arrangement with the Company or any Subsidiary has been less than $60,000 in the last twelve (12) months;

          (b) owns, directly or indirectly, in whole or in part, any Assets with a fair market value of $60,000 or more which the Company or any Subsidiary currently uses in its business;

          (c) has asserted any cause of action or other suit, action or claim whatsoever against, or owes any amount to, the Company or any Subsidiary, except for claims arising in the Ordinary Course of Business from any such Person's service to the Company or any Subsidiary as a director, officer or employee, or amounts owing in the Ordinary Course of Business in connection with such Person's purchase of goods or services from the Company or any Subsidiary;

          (d) has sold or leased to, or purchased or leased from, the Company or any Subsidiary any Assets for consideration in excess of $60,000 in the aggregate since January 1, 1995;

          (e) is a party to any Agreement pursuant to which the Company or any Subsidiary provides office space to any such Person, or provides services of any nature to any such Person, other than in the Ordinary Course of Business in connection with the employment of such Person by the Company or any Subsidiary; or

          (f) has, since January 1, 1995, engaged in any other material transaction with the Company or any Subsidiary involving in excess of $60,000, other than (i) in the Ordinary Course of Business in connection with the employment of such Person by the Company or any Subsidiary, and (ii) dividends, distributions and stock issuances to all common and preferred stockholders (as applicable) on a pro rata basis.

     SECTION 3.22.  RECEIVABLES.

     The accounts receivable of the Company and the Subsidiaries shown in the latest Financial Statements and the Unaudited Balance Sheets, or thereafter acquired by any of them, have been collected or are, to the knowledge of the Company and the Subsidiaries, collectible in amounts not less than the amounts thereof carried on the books of the Company and the Subsidiaries, without right of recourse, defense, deduction, counterclaim, offset or setoff on the part of the obligor, and can reasonably be expected to be collected within ninety (90) days of the date incurred, except to the extent of the allowance for doubtful accounts shown on such Audited Balance Sheets and Unaudited Balance Sheets.

     SECTION 3.23.  REAL PROPERTY.

          (a) Section 3.23(a) of the Company Disclosure Schedule lists all the Real Property (as defined in Article X), specifying the owner of each parcel thereof, and all such Real Property is suitable and adequate for the uses for which it is currently being used.

          (b) Except as set forth in Section 3.23(b) of the Company Disclosure Schedule, the Company and the Subsidiaries are the sole owners of good, valid, fee simple, marketable and insurable (at standard rates) title to the Real Property respectively owned by them, including, without limitation, all buildings, structures, fixtures and improvements thereon, in each case free and clear of all Encumbrances.

          (c) All buildings, structures, fixtures and other improvements on the Real Property are fit for the uses to which they are currently devoted. All such buildings, structures, fixtures and improvements on the Real Property conform to all Laws, except for any such non-conformance that would not have a Company Material Adverse Effect. Except as set forth in
Schedule 3.23(c) of the Company Disclosure Schedule, to the knowledge of the Company or any Subsidiary, the buildings, structures, fixtures and improvements on each parcel of the Real Property lie entirely within the boundaries of such parcel of the Real Property as specified in the description set forth in Section 3.23(a) of the Company Disclosure Schedule, and no structures of any kind encroach on the Real Property.

          (d) Except as set forth in Schedule 3.23(d) of the Company Disclosure Schedule, to the knowledge of the Company or any Subsidiary, none of the owned Real Property is subject to any Agreement preventing or limiting the Company's or any Subsidiary's right to convey or to use it.

          (e) No portion of the Real Property or any building, structure, fixture or improvement thereon is the subject of any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending, and neither the Company nor any Subsidiary has any knowledge that any of the foregoing are, or will be, the subject of any such proceeding.

          (f) The Real Property has access to adequate electric, gas, water, sewer and telephone lines, to the extent necessary for the uses to which the Real Property is currently devoted.

     SECTION 3.24.  BOOKS AND RECORDS.

     The books of account, stock records, minute books and other corporate and financial records of the Company are complete and correct in all material respects and have been maintained in accordance with good business practices, and the matters contained therein are appropriately and accurately reflected in all material respects in the Financial Statements in accordance with GAAP.

     SECTION 3.25.  ASSETS.

     Except as set forth in Section 3.25 of the Company Disclosure Schedule, the Company and the Subsidiaries have good, valid and marketable title to all material Assets respectively owned by them, including, without limitation, all material Assets reflected in the Audited Balance Sheets and in the Unaudited Balance Sheets and all material Assets purchased by the Company or by any Subsidiary since December 31, 1997 (except for Assets reflected in such Audited Balance Sheets and Unaudited Balance Sheets or acquired since December 31, 1997 which have been sold or otherwise disposed of in the Ordinary Course of Business), free and clear of all Encumbrances. All personal property of the Company and the Subsidiaries is in a condition adequate for the uses for which it is currently being used.

     SECTION 3.26.  NO INFRINGEMENT OR CONTEST.

          (a) Section 3.26(a) of the Company Disclosure Schedule identifies and describes each item of Intellectual Property (as defined in Article X) (i) owned by the Company or a Subsidiary, (ii) owned by any third party and used by the Company or any Subsidiary pursuant to license, sublicense or other Agreement, or (iii) otherwise used by the Company or any Subsidiary (including, in each case, specification of whether each such item is owned, licensed or used by the Company or any Subsidiary).

          (b)  With respect to each item of Intellectual Property listed in
Section 3.26(a) of the Company Disclosure Schedule that is owned by the Company or any Subsidiary, the Company and the Subsidiaries have the right to bring action for infringement of such Intellectual Property. With respect to the Intellectual Property listed in Section 3.26(a) of the Company Disclosure Schedule that is used by the Company or a Subsidiary pursuant to an Agreement, such Intellectual Property can be used by the Company and the Subsidiaries in their respective businesses as currently conducted by them in accordance with the terms and conditions of such Agreements. Except as set forth in Section 3.26(b) of the Company Disclosure Schedule, to the knowledge of the Company and the Subsidiaries, each item of Intellectual Property owned or used by the Company or any Subsidiary immediately prior to the Closing will be owned or available for use by the Company or such Subsidiary on identical terms and conditions immediately after the Closing.

          (c) As used in the businesses of the Company and the Subsidiaries as currently conducted, none of the Intellectual Property listed in Section 3.26(a) of the Company Disclosure Schedule infringes or misappropriates or otherwise violates any Intellectual Property of any other Person, nor is the Company or any Subsidiary otherwise in the conduct of their respective businesses infringing upon, or alleged to be infringing upon, any Intellectual Property of any other Person. To the knowledge of the Company or any Subsidiary, there are no pending or threatened claims against the Company or any Subsidiary alleging that the conduct of the Company's or any Subsidiary's business infringes or conflicts with any Intellectual Property rights of others or that the Intellectual Property of another Person infringes, misappropriates or violates any of the Intellectual Property listed in Section 3.26(a) of the Company Disclosure Schedule.

          (d) The Company and the Subsidiaries own or possess adequate rights to use all Intellectual Property necessary to the conduct of the respective businesses of the Company and the Subsidiaries as currently conducted.

          (e) The Company and the Subsidiaries have not originated for transmission through the Company's or the Subsidiaries' facilities any obscene, libelous or indecent material and have instituted a policy pursuant to which the Company and the Subsidiaries will terminate any web site hosted by the Company or any Subsidiary which contains obscene material when the Company or any Subsidiary is made aware of such web site.

     SECTION 3.27.  OPINION OF FINANCIAL ADVISOR.

     The Company has received the written opinion of Duff & Phelps, LLC on or prior to the date of this Merger Agreement, to the effect that, as of the date of such opinion, the consideration to be received pursuant to the transactions contemplated under this Merger Agreement is fair to the Company Stockholders from a financial point of view, and the Company will promptly, after the date of this Merger Agreement, deliver a copy of such opinion to Acquiror.

     SECTION 3.28.  BOARD RECOMMENDATION.

     At a meeting duly called and held in compliance with Delaware Law, the Board of Directors of the Company has adopted by unanimous vote a resolution approving and adopting this Merger Agreement and the transactions contemplated hereby and recommending approval and adoption of this Merger Agreement and the transactions contemplated hereby by the Company Stockholders.

     SECTION 3.29.  VOTE REQUIRED.

     The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the transactions contemplated by this Merger Agreement.

     SECTION 3.30.  BANKS; ATTORNEYS-IN-FACT.

     Section 3.30 of the Company Disclosure Schedule sets forth a complete list showing the name of each bank or other financial institution in which the Company or any Subsidiary has accounts (including a description of the names of all Persons authorized to draw thereon or to have access thereto). Such list also shows the name of each Person holding a power of attorney from the Company or any Subsidiary and a brief description thereof.

     SECTION 3.31.  VOTING AGREEMENTS.

     Voting Agreements in the form attached hereto as EXHIBIT A-1 (or, in the case of Craig A. Anderson, EXHIBIT A-2) have been executed and delivered to Acquiror prior to the execution of this Merger Agreement by the Persons listed in EXHIBIT B and, to the knowledge of the Company or any Subsidiary, each such Voting Agreement constitutes a legal, valid and binding obligation of the respective Person who is a party thereto, enforceable against such Person in accordance with its terms.

     SECTION 3.32.  BROKERS.

     No broker, finder or investment banker (other than Duff & Phelps, LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company or any Subsidiary or any of their respective Affiliates. Prior to the date of this Merger Agreement, the Company has furnished to Acquiror a complete and correct copy of all Agreements between the Company and Duff & Phelps, LLC pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Merger Agreement.

     SECTION 3.33.  ENVIRONMENTAL MATTERS.

     Except for matters disclosed on the written environmental reports received by Acquiror and prepared at Acquiror's expense prior to the date hereof, copies of which have been previously furnished to the Company by
Acquiror:

          (a) The Company and each of the Subsidiaries have complied and are in compliance with, and the Real Property and all improvements thereon are in compliance with, all Environmental Laws (as defined in Article X), except where the failure so to comply would not have a Company Material Adverse Effect.

          (b) To the knowledge of the Company and the Subsidiaries, neither the Company nor any Subsidiary has any liability under any Environmental Law, nor is the Company or any Subsidiary responsible for any liability of any other Person under any Environmental Law. Except as set forth in Section 3.33(b) of the Company Disclosure Schedule, there are no pending or, to the knowledge of the Company or any Subsidiary, threatened actions, suits, claims, legal proceedings or other proceedings based on, and neither the Company nor any Subsidiary, has received any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Entity or any other Person since January 1, 1993 (or prior thereto with respect to any such complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request which has not been finally resolved) or knows any fact(s) which might reasonably be expected to form the basis for any such actions or notices arising out of or attributable to: (i) the current or past presence at any part of the Real Property of Hazardous Materials (as defined in Article X) or any substances that pose a hazard to human health;
(ii) the current or past release or threatened release into the environment from the Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials or any substances that pose a hazard to human health;
(iii) the off-site disposal of Hazardous Materials originating on or from the Real Property or the businesses or Assets of the Company or any Subsidiary; (iv) any facility operations, procedures or designs of the Company or any Subsidiary which do not conform to requirements of the Environmental Laws; or (v) any violation of Environmental Laws at any part of the Real Property or otherwise arising from the Company's or any Subsidiary's activities (or the activities of the Company's or any Subsidiary's predecessors in title) involving Hazardous Materials.

          (c) The Company and the Subsidiaries have been duly issued, and currently have and will maintain through the Effective Time, all Licenses required under any Environmental Law. A true and complete list of such Licenses, all of which are valid and in full force and effect, is set out in Section 3.33(c) of the Company Disclosure Schedule. Except in accordance with such Licenses, as described in Section 3.33(c) of the Company Disclosure Schedule or as otherwise permitted by Law, there has been no Hazardous Discharge (as defined in Article X) or discharge of any other material regulated by such Licenses. Except as disclosed in
Section 3.33(c) of the Company Disclosure Schedule, to the knowledge of the Company and the Subsidiaries no such Licenses are non-transferable or which require consent, notification or other action to remain in full force and effect following consummation of the Merger and the other transactions contemplated hereby.

          (d) Except as set forth in Section 3.33(d) of the Company Disclosure Schedule, the Real Property contains no underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the storage, throughput or other management of Hazardous Materials, and no portion of the Real Property is or has been used as a dump or landfill or consists of or contains filled in land or wetlands.

     SECTION 3.34.  DISCLOSURE.

          (a) None of the information supplied by the Company expressly for inclusion (and so included or relied on for information included) in
(i) the Registration Statement (as defined in Section 6.01(a)) and (ii) the Proxy Statement (as defined in Section 6.01(a)), at the respective times that (w) the Registration Statement is filed with the SEC, (x) the Registration Statement becomes effective, (y) the Proxy Statement is mailed, and (z) any meeting of stockholders (and any adjournment thereof) is held to consider, or written consents are effective with respect to approval of, the transactions contemplated by this Merger Agreement, shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (b) No representation or warranty by the Company, and no Document furnished or to be furnished to Acquiror by the Company pursuant to this Merger Agreement or otherwise in connection herewith or with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. As of the date of this Merger Agreement, the Company believes that, based upon the assumptions contained therein (and subject to the risks disclosed therein), the Company has a reasonable likelihood of attaining the results of its July 1998 CLEC Facilities Expansion Plan, as furnished to Acquiror.

     SECTION 3.35.  DIRECTORS, OFFICERS AND AFFILIATES

     Section 3.35 of the Company Disclosure Schedule lists all current directors and executive officers of the Company and the Subsidiaries, showing each such person's name, positions, and annual remuneration, bonuses and fringe benefits paid by the Company or any Subsidiary for the current fiscal year and the most recently completed fiscal year.

     SECTION 3.36.  COPIES OF DOCUMENTS.

     True and complete copies of all Documents listed in the Company Disclosure Schedule have been furnished to Acquiror prior to the execution of this Merger Agreement.

     SECTION 3.37.  CONDITION AND OPERATION OF THE SYSTEM.

          (a) Section 3.37(a) of the Company Disclosure Schedule sets forth all complaints regarding "slamming" or "cramming" (as such terms are understood in the telephone industry) by the Company, any Subsidiary or any of their respective employees, resellers, agents or representatives; and

          (b) Section 3.37(b) of the Company Disclosure Schedule sets forth all filings by the Company or any Subsidiary with the FCC, the NDPSC (as defined in Article X), the SDPUC (as defined in Article X), the IUB (as defined in Article X), the MPUC (as defined in Article X) or the FAA since July 1, 1997.

     SECTION 3.38.  AFFILIATE AGREEMENTS.

     In accordance with Section 6.12, the executive officers, directors and certain Company Stockholders specified in Section 3.38 of the Company Disclosure Schedule ("COMPANY AFFILIATES") have indicated to the Company that they intend to execute and deliver to Acquiror affiliate agreements in substantially the form attached hereto as EXHIBIT C (the "AFFILIATE AGREEMENTS") and each such Affiliate Agreement, when so executed and delivered, will, to the knowledge of the Company, constitute a legal, valid and binding obligation of the respective Company Affiliate who is a party thereto, enforceable against such Company Affiliate in accordance with its terms. Except as set forth in Section 3.38 of the Company Disclosure Schedule, there are no affiliates of the Company as of the date hereof as that term is used in SEC Rule 145.

     SECTION 3.39.  RIGHTS AGREEMENT.

     Concurrently with the execution and delivery of this Merger Agreement, the Company has executed and delivered for signature by Norwest Bank Minnesota, N.A. as rights agent an amendment to the Rights Agreement which
(i) renders the Rights Agreement inapplicable to the Merger and the transactions contemplated hereby and thereby; (ii) provides that
(A) Acquiror shall not be deemed an Acquiring Person (as defined in the Rights Agreement), (B) the Distribution Date (as defined in the Rights Agreement) shall not be deemed to occur, and (C) the Rights will not separate from the shares of Company Common Stock, as a result of entering into this Merger Agreement or consummating the transactions contemplated hereby or thereby; and (iii) provides that the Rights shall cease to be exercisable immediately prior to the Effective Time.

     SECTION 3.40.  REORGANIZATION.

     To the knowledge of the Company, neither it nor any of the Subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 3.41.  STATE TAKEOVER STATUTES; CERTAIN CHARTER PROVISIONS.

     The Board of Directors of the Company has, to the extent such statutes are applicable, taken all action (including appropriate approvals of the Board of Directors of the Company) necessary to exempt the Company, the Subsidiaries and affiliates, the Merger, this Merger Agreement and the transactions contemplated hereby and thereby from Section 203 of Delaware Law. To the knowledge of the Company, no other state takeover statutes or charter or bylaw provisions are applicable to the Merger or this Merger Agreement and the transactions contemplated hereby or thereby.

     SECTION 3.42.  DISSENTERS RIGHTS.

     The shares of Company Common Stock are held of record by more than 2,000 stockholders and no Company Stockholder has any appraisal or dissenters' rights pursuant to the Certificate of Incorporation of the Company arising from, or in connection with, the consummation of the Merger and the other transactions contemplated hereby.

     SECTION 3.43.  YEAR 2000 COMPLIANCE.

          (a) For purposes of this Section 3.43 only, the following terms have the following meanings: (i) "EDUCATION" means quantifying the awareness that employees have regarding the Year 2000 issue, including understanding of the Year 2000 problem, what it means to be Year 2000 compliant, understanding known problems on the Company's and the Subsidiaries' respective platforms, recommended solutions, and how to create Year 2000 compliant products. Education also includes the full participation and cooperation with Year 2000 activities as needed to achieve Year 2000 compliance within the Company and the Subsidiaries; (ii) "SURVEY" means identifying the components, including their vendors and/or manufacturer's, with point of contact, address and phone, software version, hardware model number, quantity and number of licenses, for all hardware (mainframe, mid-range servers, connectivity equipment, personal computers, printers, facilities, environmental systems such as heating, cooling, power, and security, etc.), software applications, software products (files, databases, spreadsheets, etc.), and electronic data interfaces (including third party software and hardware) of the Company and each Subsidiary; (iii) "BUSINESS CRITICAL/Y2K CRITICAL" means the percentage of all of the components identified in the Survey which have been rated as "high," "medium," or "low" for the following two questions: "How critical is this component to the continued operation of the business?" and "What level of Year 2000 impact is there on the component?;" (iv) "COST ASSESSMENT" means the percentage of the components identified in the Survey for which the cost of making the component Year 2000 compliant has been estimated; (v) "DATE ASSESSMENT" means the percentage of all components identified in the Survey for which a date has been estimated for fixing, testing and implementation if they are not Year 2000 compliant or if compliance is unknown; (vi) "CORRECTIONS" means that percentage of the total number of components identified in the Survey that are not Year 2000 compliant and require correction/remediation to become compliant which have been corrected; (vii) "REPLACEMENT" means that percentage of the total number of components identified in the Survey that are not Year 2000 compliant and require replacement to become Year 2000 compliant which have been replaced to date; (viii) "TESTING & VERIFICATION" means that percentage of the total number of components identified in the Survey that require testing and verification by the vendor and the user(s) which have been tested and verified to date; (ix) "IMPLEMENTATION" means that percentage of the total number of components identified in the Survey that must be corrected or replaced to achieve Year 2000 compliance which have been implemented into production status to date.

          (b) Set forth below are the current completion percentages and the Company's target completion dates for the the operating units of the Company and the Subsidiaries with respect to each of the Year 2000 compliance steps defined in Section 3.43(a): (i) ILEC operating unit:
(A) Education--50% complete; target completion 4th quarter 1998;
(B) Survey--25% complete; target completion 1st quarter 1999; (C) Business Critical/Y2K Critical--0% complete; target completion 1st quarter 1999;
(D) Cost Assessment--0% complete; target completion 1st quarter 1999;
(E) Date Assessment--0% complete; target completion 1st quarter 1999;
(F) Corrections--0% complete; target completion 2nd quarter 1999;
(G) Replacement--0% complete; target completion 2nd quarter 1999;
(H) Testing & Verification--0% complete; target completion 2nd quarter 1999; and (I) Implementation--0% complete; target completion 3rd quarter 1999; (ii) CLEC operating unit: (A) Education--75% complete; target completion 4th quarter 1998; (B) Survey--25% complete; target completion 1st quarter 1999; (C) Business Critical/Y2K Critical--0% complete; target completion 1st quarter 1999; (D) Cost Assessment--0% complete; target completion 1st quarter 1999; (E) Date Assessment--0% complete; target completion 1st quarter 1999; (F) Corrections--0% complete; target completion 2nd quarter 1999; (G) Replacement--0% complete; target completion 2nd quarter 1999; (H) Testing & Verification--0% complete; target completion 2nd quarter 1999; and (I) Implementation--0% complete; target completion 3rd quarter 1999; (iii) VANTEK operating unit:
(A) Education--0% complete; target completion 4th quarter 1998; (B) Survey- -25% complete; target completion 1st quarter 1999; (C) Business Critical/Y2K Critical--0% complete; target completion 1st quarter 1999;
(D) Cost Assessment--0% complete; target completion 1st quarter 1999;
(E) Date Assessment--0% complete; target completion 1st quarter 1999;
(F) Corrections--0% complete; target completion 2nd quarter 1999;
(G) Replacement--0% complete; target completion 2nd quarter 1999;
(H) Testing & Verification--0% complete; target completion 2nd quarter 1999; and (I) Implementation--0% complete; target completion 3rd quarter 1999; (iv) Datanet operating unit: (A) Education--50% complete; target completion 4th quarter 1998; (B) Survey--50% complete; target completion 1st quarter 1999; (C) Business Critical/Y2K Critical--50% complete; target completion 1st quarter 1999; (D) Cost Assessment--0% complete; target completion 1st quarter 1999; (E) Date Assessment--0% complete; target completion 1st quarter 1999; (F) Corrections--0% complete; target completion 2nd quarter 1999; (G) Replacement--0% complete; target completion 2nd quarter 1999; (H) Testing & Verification--50% complete; target completion 2nd quarter 1999; and (I) Implementation--0% complete; target completion 3rd quarter 1999; (v) MIS operating unit: (A) Education-- 50% complete; target completion 4th quarter 1998; (B) Survey--50% complete; target completion 1st quarter 1999; (C) Business Critical/Y2K Critical--50% complete; target completion 1st quarter 1999; (D) Cost Assessment--0% complete; target completion 1st quarter 1999; (E) Date Assessment--0% complete; target completion 1st quarter 1999; (F) Corrections--0% complete;

target completion 2nd quarter 1999; (G) Replacement--0% complete; target completion 2nd quarter 1999; (H) Testing & Verification--50% complete; target completion 2nd quarter 1999; and (I) Implementation--0% complete; target completion 3rd quarter 1999; (vi) Cable TV operating unit:
(A) Education--50% complete; target completion 4th quarter 1998;
(B) Survey--25% complete; target completion 1st quarter 1999; (C) Business Critical/Y2K Critical--0% complete; target completion 1st quarter 1999;
(D) Cost Assessment--0% complete; target completion 1st quarter 1999;
(E) Date Assessment--0% complete; target completion 1st quarter 1999;
(F) Corrections--0% complete; target completion 2nd quarter 1999;
(G) Replacement--0% complete; target completion 2nd quarter 1999;
(H) Testing & Verification--0% complete; target completion 2nd quarter 1999; and (I) Implementation--0% complete; target completion 3rd quarter 1999; (vii) Wireless operating unit: (A) Education--50% complete; target completion 4th quarter 1998; (B) Survey--25% complete; target completion 1st quarter 1999; (C) Business Critical/Y2K Critical--50% complete; target completion 1st quarter 1999; (D) Cost Assessment--0% complete; target completion 1st quarter 1999; (E) Date Assessment--0% complete; target completion 1st quarter 1999; (F) Corrections--0% complete; target completion 2nd quarter 1999; (G) Replacement--0% complete; target completion 2nd quarter 1999; (H) Testing & Verification--0% complete; target completion 2nd quarter 1999; and (I) Implementation--0% complete; target completion 3rd quarter 1999; (viii) Corporate Facilities operating unit: (A) Education--25% complete; target completion 4th quarter 1998;
(B) Survey--10% complete; target completion 1st quarter 1999; (C) Business Critical/Y2K Critical--0% complete; target completion 1st quarter 1999;
(D) Cost Assessment--0% complete; target completion 1st quarter 1999;
(E) Date Assessment--0% complete; target completion 1st quarter 1999;
(F) Corrections--0% complete; target completion 2nd quarter 1999;
(G) Replacement--0% complete; target completion 2nd quarter 1999;
(H) Testing & Verification--0% complete; target completion 2nd quarter 1999; and (I) Implementation--0% complete; target completion 3rd quarter 1999; and (ix) Internet operating unit: (A) Education--50% complete; target completion 4th quarter 1998; (B) Survey--50% complete; target completion 1st quarter 1999; (C) Business Critical/Y2K Critical--50% complete; target completion 1st quarter 1999; (D) Cost Assessment--0% complete; target completion 1st quarter 1999; (E) Date Assessment--0% complete; target completion 1st quarter 1999; (F) Corrections--0% complete; target completion 2nd quarter 1999; (G) Replacement--0% complete; target completion 2nd quarter 1999; (H) Testing & Verification--0% complete; target completion 2nd quarter 1999; and (I) Implementation--0% complete; target completion 3rd quarter 1999.

          (c) The Company and the Subsidiaries have achieved the following average total completion percentages (calculated by adding the current completion percentage for each operating unit of the Company and the Subsidiaries and dividing the sum by the number of operating units of the

Company and the Subsidiaries) with respect to each of the Year 2000 compliance steps defined in Section 3.43(a): (i) Education--40%;
(ii) Survey--29%; (iii) Business Critical/Y2K Critical--20%; (iv) Cost Assessment--0%; (v) Date Assessment--0%; (vi) Corrections--0%;
(vii) Replacement--0%; (viii) Testing & Verification--10%; and
(ix) Implementation--0%.

          (d) To the knowledge of the Company and the Subsidiaries, the Company's ILEC operating unit's telephone switches and key systems, microwave systems, network equipment, fiber systems, satellite systems, and telecommunications management systems to provide local and long distance switched telephone service are Year 2000 compliant and Year 2000 ready. Based on the Survey, vendor letters, and tests conducted by the Company, the Company reasonably believes that the following software systems used in the Company's or the Subsidiaries' operations are Year 2000 compliant:
(i) CommSoft billing software; (ii) Multiview accounting software;
(iii) Lucent switching, access and SONET systems; (iv) ILS software;
(v) Bay, Cisco and Livingston routers used by the Company in its operations; and (vi) all cable headend equipment, except for its Scientific Atlantic systems controllers, which are scheduled for a Year 2000 compliant software upgrade on October 27, 1998. The Company reasonably estimates that the total cost to bring the rest of the Company's and the Subsidiaries' systems into Year 2000 compliance is approximately $250,000.


                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES
                       OF ACQUIROR AND ACQUIROR SUB

     Except as specifically set forth in the Disclosure Schedule delivered by Acquiror and Acquiror Sub to the Company prior to the execution and delivery of this Merger Agreement (the "ACQUIROR DISCLOSURE SCHEDULE") (with a disclosure with respect to a Section of this Merger Agreement to require a specific reference in the Acquiror Disclosure Schedule to the Section of this Merger Agreement to which each such disclosure applies, and no disclosure to be deemed to apply with respect to any Section to which it does not expressly refer), Acquiror and Acquiror Sub hereby jointly and severally represent and warrant (which representation and warranty shall be deemed to include the disclosures with respect thereto so specified in the Acquiror Disclosure Schedule) to the Company as follows, in each case as of the date of this Merger Agreement, unless otherwise specifically set forth herein or in the Acquiror Disclosure Schedule:

     SECTION 4.01.  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

     Each of Acquiror, Acquiror Sub and Acquiror's Significant Subsidiaries (as defined in Article X) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and has the full and unrestricted corporate power and authority to own, operate and lease its Assets, and to carry on its business as currently conducted. Each of Acquiror, Acquiror Sub and Acquiror's Significant Subsidiaries is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories in which the nature of the business conducted by it or the character of the Assets owned, leased or otherwise held by it makes such qualification necessary, except where the absence of such qualification as a foreign corporation would not have an Acquiror Material Adverse Effect (as defined in Article X).

     SECTION 4.02.  CERTIFICATE OF INCORPORATION AND BYLAWS.

     Acquiror has furnished to the Company a true and complete copy of the Amended and Restated Certificate of Incorporation of Acquiror and the certificate of incorporation of Acquiror Sub, as currently in effect, certified as of a recent date by the Secretary of State (or comparable Governmental Entity) of their respective jurisdictions of incorporation, and a true and complete copy of the Amended and Restated Bylaws of Acquiror and the bylaws of Acquiror Sub, as currently in effect, certified by their respective corporate secretaries. Such certified copies are attached as exhibits to, and constitute an integral part of, the Acquiror Disclosure Schedule.

     SECTION 4.03.  AUTHORITY; BINDING OBLIGATION.

     Each of Acquiror and Acquiror Sub has the full and unrestricted corporate power and authority to execute and deliver this Merger Agreement and to carry out the transactions contemplated hereby. The execution and delivery by Acquiror and Acquiror Sub of this Merger Agreement and all other Documents contemplated hereby, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize this Merger Agreement and the other Documents contemplated hereby, or to consummate the transactions contemplated hereby and thereby. This Merger Agreement has been duly executed and delivered by Acquiror and Acquiror Sub and constitutes a legal, valid and binding obligation of Acquiror and Acquiror Sub in accordance with its terms, except as such enforceability may be subject to the effect of any applicable bankruptcy, insolvency fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general equitable principles (whether considered in a proceeding in equity or at law).

     SECTION 4.04.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) The execution, delivery and performance by Acquiror and Acquiror Sub of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws of Acquiror, or the certificate or articles of incorporation or bylaws of Acquiror Sub or any of Acquiror's Significant Subsidiaries; or
(ii) subject to obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the applicable Governmental Entity pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, the Communications Act, the Federal Aviation Act, applicable state utility Laws and applicable municipal franchise Laws, and the filing and recordation of the Articles of Merger as required by Delaware Law, conflict with or violate any Law applicable to Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries, or any of their respective Assets; (iii) conflict with, result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under any Agreement to which Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries is a party or by which Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries, or any of their respective Assets, may be bound; or (iv) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Encumbrance of any nature upon, or with respect to, Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries or any of the Assets of Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries; except for any such conflict or violation described in clause (ii), any such conflict, breach or default described in clause (iii), or any such creation, imposition or acceleration described in clause (iv) that would not have an Acquiror Material Adverse Effect and that would not prevent Acquiror or Acquiror Sub from consummating the Merger on a timely basis.

          (b) The execution, delivery and performance by Acquiror and Acquiror Sub of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, do not and will not: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Person not party to this Merger Agreement, except (A) pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, the Communications Act, the Federal Aviation Act, and applicable state utility Laws and applicable municipal franchise Laws and (B) the filing and recordation of the Articles of Merger as required by Delaware Law; or
(ii) result in or give rise to any penalty, forfeiture, Agreement termination, right of termination, amendment or cancellation, or restriction on business operations of Acquiror, the Surviving Corporation or any of Acquiror's Significant Subsidiaries, except with respect to any Agreement not material to the operation of Acquiror, Acquiror Sub and Acquiror's Significant Subsidiaries.

     SECTION 4.05.  NO PRIOR ACTIVITIES OF ACQUIROR SUB.

     Acquiror Sub was formed solely for the purpose of engaging in the transactions contemplated by this Merger Agreement and has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     SECTION 4.06.  BROKERS.

     No broker or finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Acquiror or any of its Affiliates.

     SECTION 4.07.  SEC DOCUMENTS.

     Since January 1, 1997, Acquiror has filed or, in the case of the Acquiror Post-Signing SEC Documents (as defined in Section 6.10), will file all required reports, schedules, forms, statements and other Documents with the SEC (collectively, including the Acquiror Post-Signing SEC Documents, the "ACQUIROR SEC DOCUMENTS"). As of their respective dates, the Acquiror SEC Documents complied or, in the case of the Acquiror Post-Signing SEC Documents, will comply as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Acquiror SEC Documents contained or, in the case of the Acquiror Post-Signing SEC Documents, will contain, any untrue statement of a material fact or omitted or, in the case of the Acquiror Post-Signing SEC Documents, will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Acquiror included in the Acquiror SEC Documents comply or, in the case of the Acquiror Post-Signing SEC Documents, will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or, in the case of the Acquiror Post-Signing SEC Documents, will have been prepared in accordance with GAAP (except, in the case of unaudited statements, for the lack of normal year-end adjustments, the absence of footnotes and as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods subject thereto

(except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Acquiror and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments and the absence of footnotes). Except as disclosed in the Acquiror SEC Documents, as required by GAAP or as required by any Governmental Entity, Acquiror has not, since December 31, 1997, made any change in accounting practices or policies applied in the preparation of financial statements.

     SECTION 4.08.  ACQUIROR COMMON STOCK.

     The Acquiror Common Stock to be issued and delivered to the Company Stockholders pursuant to the Merger has been duly authorized and, when issued in the Merger in accordance with this Merger Agreement, will be validly issued, fully paid and nonassessable and will have been approved for listing (subject to official notice of issuance) by The Nasdaq Stock Market's National Market System.

     SECTION 4.09.  CAPITALIZATION.

     The authorized capital stock of Acquiror consists of (a) 250,000,000 shares of Acquiror Common Stock, of which, as of October 23, 1998:
(i) 63,244,064 shares were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable; (ii) no shares were held in the treasury of Acquiror; (iii) 11,090,936 shares were reserved for issuance pursuant to outstanding options to purchase Acquiror Common Stock granted to employees and certain other Persons; and
(iv) 245,536 shares were reserved for issuance pursuant to a Stock Option Agreement dated August 21, 1998 between Acquiror and QST Enterprises, Inc.;
(b) 22,000,000 shares of Class B common stock, par value $.01 per share ("ACQUIROR CLASS B COMMON STOCK"), of which, as of October 23, 1998:
(i) no shares were issued and outstanding; (ii) no shares were held in the treasury of Acquiror; and (iii) 1,300,683 shares were reserved for issuance pursuant to outstanding options to purchase Acquiror Class B Common Stock granted to a significant stockholder of Acquiror; and (c) 2,000,000 shares of serial preferred stock, par value $.01 per share, of which: (i) no shares are issued and outstanding; and (ii) no shares are held in the treasury of Acquiror. Except for the options set forth in clauses
(a)(iii), (a)(iv) and (b)(iii) above, as of October 23, 1998, there were no outstanding securities convertible into or exchangeable for capital stock or any other securities of Acquiror, or any capital stock or other securities of any of Acquiror's Significant Subsidiaries and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such capital stock or other securities of Acquiror or any of Acquiror's Significant Subsidiaries. Except as set forth in Section 4.09(a) of the Acquiror Disclosure Schedule and except for

Agreements relating to the options specified in clauses (a)(iii), (a)(iv) and (b)(iii) above, there are no outstanding Agreements to which Acquiror or any of its Significant Subsidiaries is a party affecting or relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of capital stock or any other securities of Acquiror, or any capital stock or other securities of any of Acquiror's Significant Subsidiaries, except as contemplated hereunder. Each of the outstanding shares of Acquiror Common Stock, and of capital stock of, or other equity interests in, Acquiror's Significant Subsidiaries was issued in compliance with all applicable federal and state Laws concerning the issuance of securities, and, except as set forth in Section 4.09(b) of the Acquiror Disclosure Schedule, such shares or other equity interests owned by Acquiror or any of its Significant Subsidiaries are owned free and clear of all Encumbrances. Except as contemplated by this Merger Agreement or as set forth in Section 4.09(c) of the Acquiror Disclosure Schedule, there are no obligations, contingent or otherwise, of Acquiror or any of its Significant Subsidiaries to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, or provide any guarantee with respect to, any of Acquiror's Significant Subsidiaries or any other Person. Except as set forth in Section 4.09(d) of the Acquiror Disclosure Schedule, there are no Agreements pursuant to which any Person is or may be entitled to receive any of the revenues or earnings, or any payment based thereon or calculated in accordance therewith, of Acquiror or any of its Significant Subsidiaries. No vote of the stockholders of Acquiror is required in connection with the consummation of the Merger and the other transactions contemplated hereby.

     SECTION 4.10.  REORGANIZATION.

     To the knowledge of Acquiror, neither Acquiror, Acquiror Sub nor any of Acquiror's Significant Subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 4.11.  COMPLIANCE.

     Neither Acquiror nor Acquiror Sub is aware of any fact or circumstance related to them that could reasonably be expected to cause the filing of any objection to any application for any Governmental consent required hereunder, lead to any delay in processing such application, or require any waiver of any Governmental rule, policy or other applicable Law.

     SECTION 4.12.  DISCLOSURE.

          (a) None of the information supplied by Acquiror or Acquiror Sub expressly for inclusion (and so included or relied on for information included) in (i) the Registration Statement and (ii) the Proxy Statement, at the respective times that (w) the Registration Statement is filed with the SEC, (x) the Registration Statement becomes effective, (y) the Proxy Statement is mailed, and (z) any meeting of stockholders (and any adjournment thereof) is held to consider, or written consents are effective with respect to approval of, the transactions contemplated by this Merger Agreement, shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (b) No representation or warranty by Acquiror or Acquiror Sub, and no Document furnished or to be furnished to the Company by Acquiror or Acquiror Sub pursuant to this Merger Agreement or otherwise in connection herewith or with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.


                                 ARTICLE V

                 COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 5.01.  CONDUCT OF BUSINESS OF THE COMPANY.

     The Company hereby covenants and agrees that, from the date of this Merger Agreement until the Effective Time, the Company, unless otherwise expressly contemplated by this Merger Agreement or consented to in writing by Acquiror, will, and will cause the Subsidiaries to, carry on their respective businesses only in the Ordinary Course of Business, use their respective reasonable best efforts to preserve intact their business organizations and Assets, maintain their rights and franchises, retain the services of their officers and key employees and maintain their relationships with customers, suppliers, licensors, licensees and others having business dealings with them, and use their respective reasonable best efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained. Without limiting the generality of the foregoing, except as otherwise expressly contemplated by this Merger Agreement, as consented to in writing by Acquiror, or as provided in Schedule 5.01, from the date of this Merger Agreement until the Effective Time the Company shall not, and shall not permit any of the Subsidiaries to:

          (a) (i) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except for increases in the Ordinary Course of Business to employees who are not directors or officers and except for bonuses to the employees and in the amounts set forth in Schedule 5.01(a)(i);
     (ii) grant any severance or termination pay (other than pursuant to the normal severance practices or existing Agreements of the Company or any Subsidiary in effect on the date of this Merger Agreement as described in Schedule 5.01(a)(ii)) to, or enter into any severance Agreement with, any director, officer or employee, or enter into any employment Agreement with any director, officer or employee;
     (iii) establish, adopt, enter into or amend any Plan or Other Arrangement, except as may be required to comply with applicable Law;
     (iv) pay any benefits exceeding $10,000 in the aggregate not provided for under any Plan or Other Arrangement; (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Plan or Other Arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any Plan or Other Arrangement or Agreement or awards made thereunder), except for grants in the Ordinary Course of Business (and subject to the limits set forth in Section 5.01(d)(iv) in the case of grants of stock options) or as required under the Agreements set forth in Schedule 5.01(a)(v), or (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any Agreement, except as required under the Agreements set forth in Schedule 5.01(a)(vi);

          (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

          (c) (i) redeem, purchase or otherwise acquire any shares of capital stock of the Company or any Subsidiary or any securities or obligations convertible into or exchangeable for any shares of capital stock of the Company or any Subsidiary, or any options, warrants or conversion or other rights to acquire any shares of capital stock of the Company or any Subsidiary or any such securities or obligations, or any other securities thereof; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

          (d)  except (i) in connection with Conversion-Merger Rights,
     (ii) upon the exercise of Company Stock Options in accordance with their terms, (iii) as required by the terms of the Hurley Communications Agreement, or (iv) for grants of Company Stock Options to directors and new employees in the Ordinary Course of Business, to the extent that the aggregate number of shares of Company Common Stock issuable under all Company Stock Options (whether or not vested) outstanding at any given time does not exceed 400,120, issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares, or amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

          (e) except as contemplated by Agreements which have been identified in Section 3.14(a) of the Company Disclosure Schedule, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the Assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other Person (other than the purchase of assets from suppliers or vendors in the Ordinary Course of Business);

          (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of, any of its Assets, except for sales, dispositions or transfers in the Ordinary Course of Business;

          (g) adopt any amendments to its articles or certificate of incorporation, bylaws or other comparable charter or organizational documents;

          (h) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1997, except in either case as may be required by Law, the IRS or GAAP;

          (i) make or agree to make any new capital expenditure or expenditures which are not included in the Company's July 1998 CLEC Facilities Expansion Plan, a copy of which was furnished to Acquiror (and, if the Effective Time has not occurred prior to the expiration of the Company's July 1998 CLEC Facilities Expansion Plan, the Company's subsequent capital budget, which budget shall have been approved by Acquiror (such approval not to be unreasonably withheld)), or which are in excess of $20,000,000 in equity in the aggregate;

          (j) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (other than the Company or any wholly owned Subsidiary), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary, guarantee any debt securities of another Person (other than the Company or any wholly owned Subsidiary), enter into any "keep well" or other Agreement to maintain any financial statement condition of another Person (other than the Company or any wholly owned Subsidiary) or enter into any Agreement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the Ordinary Course of Business, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person other than intra-group loans, advances, capital contributions or investments between or among the Company and any of its wholly owned Subsidiaries and other than the extension of credit to customers of the Company or any Subsidiary in the Ordinary Course of Business;

          (k) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown), other than the payment, discharge or satisfaction, in the Ordinary Course of Business or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Financial Statement or incurred in the Ordinary Course of Business, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar Agreements to which the Company or any Subsidiary is a party;

          (l) except in the Ordinary Course of Business, waive, release or assign any rights or claims, or modify, amend or terminate any Agreement to which the Company or any Subsidiary is a party;

          (m) make any change in any method of accounting or accounting practice or policy other than those required by GAAP or a Governmental Entity;

          (n) take any action or fail to take any action which could reasonably be expected to have a Company Material Adverse Effect prior to or after the Effective Time or an Acquiror Material Adverse Effect after the Effective Time, or that could reasonably be expected to adversely affect the ability of the Company or any Subsidiary prior to the Effective Time, or Acquiror or any of its subsidiaries after the Effective Time, to obtain consents of third parties or approvals of Governmental Entities required to consummate the transactions contemplated in this Merger Agreement; or

          (o)  authorize, or commit or agree to do any of the foregoing.

     SECTION 5.02.  OTHER ACTIONS.

     The Company and Acquiror shall not, and shall not permit any of their respective Affiliates to, knowingly take any action that would, or that could reasonably be expected to, result in (a) any of the representations and warranties of such party set forth in this Merger Agreement becoming untrue, or (b) any of the conditions to the Merger set forth in Article VII not being satisfied.

     SECTION 5.03.  CERTAIN TAX MATTERS.

     From the date hereof until the Effective Time, the Company and the Subsidiaries (a) will prepare and timely file with the relevant Taxing authority all Company Tax Returns ("POST-SIGNING RETURNS") required to be filed, which Post-Signing Returns shall be accurate in all material respects, (b) will timely pay all Taxes due and payable with respect to such Post-Signing Returns, (c) will pay or otherwise make adequate provision for all Taxes payable by the Company and the Subsidiaries for which no Post-Signing Return is due prior to the Effective Time, and
(d) will promptly notify Acquiror of any action, suit, proceeding, claim or audit pending against or with respect to the Company or any Subsidiary in respect of any Taxes.

     SECTION 5.04.  ACCESS AND INFORMATION.

     For so long as this Merger Agreement is in effect, the Company shall, and shall cause each Subsidiary to, (a) afford to Acquiror and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access during normal business hours, subject to reasonable advance notice, to all of their respective properties, Agreements, books, records and personnel and (b) furnish promptly to Acquiror (i) a copy of each Document filed with, or received from any Governmental Entity and (ii) all other information concerning their respective businesses, operations, prospects, conditions (financial or otherwise), Assets, liabilities and personnel as Acquiror may reasonably request.

     SECTION 5.05.  NO SOLICITATION.

          (a) The Company shall, shall use its reasonable best efforts to cause its directors, and shall cause its officers, employees, representatives, agents and Subsidiaries and their respective directors, officers, employees, representatives and agents to, immediately cease any discussions or negotiations with any Person that may be ongoing with respect to a Competing Transaction (as defined in this Section 5.05(a)). The Company shall not, and shall cause the Subsidiaries not to, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or furnish any information or negotiate with any Person or otherwise cooperate in any way in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the directors, officers, employees, agents or representatives of the Company or any Subsidiary to take any such action, and the Company shall, and shall cause the Subsidiaries to, direct and instruct and use its or their reasonable best efforts to cause the directors, officers, employees, agents and representatives of the Company and the Subsidiaries (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company or any Subsidiary) not to take any such action, and the Company shall promptly notify Acquiror if any such inquiries or proposals are received by the Company or any Subsidiary, or any of its or their respective directors, officers, employees, agents, investment bankers, financial advisors, attorneys, accountants or other representatives, and the Company shall promptly inform Acquiror as to the material terms of such inquiry or proposal and, if in writing, promptly deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal (unless the Board of Directors of the Company, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such delivery would cause the Board of Directors of the Company to breach its fiduciary duties to the Company Stockholders), and the Company shall keep Acquiror informed, on a current basis, of the nature of any such inquiries and the status and terms of any such proposals. For purposes of this Merger Agreement, "COMPETING TRANSACTION" shall mean any of the following involving the Company or the Subsidiaries (other than the transactions contemplated by this Merger Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of fifteen percent (15%) or more of the Assets of the Company and the Subsidiaries, taken as a whole, or issuance of fifteen percent (15%) or more of the outstanding voting securities of the Company or any Subsidiary in a single transaction or series of transactions; (iii) any tender offer or exchange offer for fifteen percent (15%) or more of the outstanding shares of capital stock of the Company or any Subsidiary or the filing of a registration statement under the Securities Act in connection therewith; (iv) any solicitation of proxies in opposition to approval by the Company Stockholders of the Merger Agreement or the Merger; (v) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "GROUP" (as such term is defined under Section 13(d) of the Exchange Act) shall have been formed after the date of this Merger Agreement which beneficially owns or has the right to acquire beneficial ownership of, fifteen percent (15%) or more of the then outstanding shares of capital stock of the Company or any Subsidiary; or (vi) any Agreement to, or public announcement by the Company or any other Person of a proposal, plan or intention to, do any of the foregoing.

          (b) Notwithstanding anything to the contrary set forth in subsection (a) above or elsewhere in this Merger Agreement, nothing contained in this Merger Agreement shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited BONA FIDE written proposal for a Competing Transaction from such Person if (A) the Board of Directors of the Company, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to the Company Stockholders under applicable Law, (B) the Company enters into with such Person a confidentiality agreement in reasonably customary form on terms not more favorable to such Person than the terms contained in the Confidentiality Agreement, and (C) the Board of Directors of the Company reasonably believes in its good faith judgment after consultation with independent financial advisors that such Person has the financial ability to consummate a Competing Transaction; and (ii) failing to make or withdrawing or modifying its recommendation for the Merger or making or disclosing any position or taking any other action if the Board of Directors of the Company, after consultation with and based on the written advice of independent legal counsel, determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to the Company Stockholders under applicable Law.


                                ARTICLE VI

                           ADDITIONAL AGREEMENTS

     SECTION 6.01.  REGISTRATION STATEMENT; PROXY STATEMENT

          (a) As promptly as practicable after the execution of this Merger Agreement, Acquiror shall prepare and file with the SEC a registration statement on Form S-4 (such registration statement, together with the amendments thereto being the "REGISTRATION STATEMENT"), containing a proxy statement/prospectus, in connection with the registration under the Securities Act of the shares of Acquiror Common Stock issuable pursuant to
Section 2.01, the vote of the Company Stockholders with respect to the Merger (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company Stockholders, being the "PROXY STATEMENT") and the other transactions contemplated by this Merger Agreement. Acquiror agrees to provide the Company with an opportunity to review and comment on the Registration Statement and the Proxy Statement before filing. Acquiror agrees promptly to provide the Company with copies of all correspondence from and all responsive correspondence to the SEC regarding the Registration Statement and Proxy Statement. Acquiror agrees promptly to notify the Company of all stop orders or threatened stop orders of which it becomes aware with respect to the Registration Statement. Each of Acquiror and the Company will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities Laws in connection with the issuance of shares of Acquiror Common Stock in the Merger. Each of Acquiror and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders and to the holders of Conversion-Merger Rights, and the Company shall comply with the proxy solicitation rules and regulations under the Exchange Act in connection with the solicitation of such stockholders and holders of Conversion-Merger Rights. The Proxy Statement shall include the recommendation of the Company's Board of Directors to the Company Stockholders to vote to approve this Merger Agreement and the transactions contemplated hereby, subject to Section 5.05(b) above.

          (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the Proxy Statement to be sent to the Company Stockholders in connection with the meeting of the Company Stockholders to consider the Merger (the "STOCKHOLDERS' MEETING") shall not, at the date the Proxy Statement (or any amendment thereof or supplement hereto) is first mailed to stockholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Acquiror. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (c) The information supplied by Acquiror for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Acquiror for inclusion in the Proxy Statement to be sent to the Company Stockholders in connection with the Stockholders' Meeting shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Acquiror or any of its respective affiliates, or its or their respective officers or directors, should be discovered by Acquiror which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Acquiror shall promptly inform the Company. All documents that Acquiror is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (d) The Company and Acquiror each hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable securities Laws) in any registration statement or proxy statement prepared by the Company or Acquiror pursuant to this Merger Agreement; (ii) agrees to use its reasonable best efforts to obtain the written consent of any Person retained by it which may be required to be named (as an expert or otherwise) in such registration statement or proxy statement; and (iii) agrees to cooperate, and to use its reasonable best efforts to cause its subsidiaries and affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, to be disclosed by applicable securities Laws in any such registration statement or proxy statement.

     SECTION 6.02.  MEETING OF STOCKHOLDERS.

     The Company shall promptly after the date of this Merger Agreement take all action necessary in accordance with Delaware Law and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold the Stockholders' Meeting, and the Company shall consult with Acquiror in connection therewith. Subject to Section 5.05(b) above, the Company shall use its reasonable best efforts to solicit from the Company Stockholders proxies or consents to approve this Merger Agreement and the transactions contemplated hereby and shall take all other reasonable actions necessary or advisable to secure the vote or consent of the Company Stockholders required by Delaware Law to approve this Merger Agreement and the transactions contemplated hereby.

     SECTION 6.03.  APPROPRIATE ACTION; CONSENTS; FILINGS.

          (a) Upon the terms and subject to the conditions set forth in this Merger Agreement, the Company and Acquiror shall use all reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Merger Agreement as promptly as practicable, including (i) executing and delivering any additional instruments necessary, proper or advisable to consummate the transactions contemplated by, and to carry out fully the purposes of, this Merger Agreement, (ii) obtaining from any Governmental Entities any Licenses required to be obtained or made by Acquiror or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, and (iii) making all necessary filings, and thereafter making any other required submissions, with respect to this Merger Agreement and the Merger required under (A) the Securities Act and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law; PROVIDED that Acquiror and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such Documents to the non-filing party and its advisors prior to filing and discussing all reasonable additions, deletions or changes suggested in connection therewith. The Company and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Merger Agreement.

          (b) (i) The Company and Acquiror shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, all reasonable efforts to obtain any third party consents, approvals or waivers (A) necessary, proper or advisable to consummate the transactions contemplated in this Merger Agreement, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Acquiror Disclosure Schedule, as the case may be, or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or an Acquiror Material Adverse Effect from occurring prior to or after the Effective Time.

               (ii) In the event that any party shall fail to obtain any third party consent, approval or waiver described in subsection (b)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties hereto, to minimize any adverse effect upon the Company and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent, approval or waiver.

          (c) From the date of this Merger Agreement until the Effective Time, the Company and Acquiror shall promptly notify each other in writing of any pending or, to the knowledge of the Company or Acquiror (or their respective subsidiaries), threatened action, proceeding or investigation by any Governmental Entity or any other Person (i) challenging or seeking damages in connection with the Merger or the conversion of the Company Common Stock into Acquiror Common Stock pursuant to the Merger or
(ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or its subsidiaries to own or operate all or any portion of the businesses or Assets of the Company or any Subsidiary. The Company and Acquiror shall cooperate with each other in defending any such action, proceeding or investigation, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed.

     SECTION 6.04.  LETTERS OF ACCOUNTANTS.

     The Company shall use its reasonable best efforts to cause to be delivered to Acquiror "cold comfort" letters of Olsen Thielen & Co., LLC dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to Acquiror, reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Merger Agreement.

     SECTION 6.05.  UPDATE DISCLOSURE; BREACHES.

     From and after the date of this Merger Agreement until the Effective Time, each party hereto shall promptly notify the other parties hereto by written update to its Disclosure Schedule of (i) any representation or warranty made by it in connection with this Merger Agreement becoming untrue or inaccurate, (ii) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Merger Agreement not to be satisfied, or (iii) the failure of the Company, Acquiror or Acquiror Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Merger Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Merger Agreement not to be satisfied; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.05 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Merger Agreement or otherwise limit or affect the rights and remedies available hereunder to the party receiving such notice. The Company shall deliver to Acquiror updated versions of Sections 3.10 and 3.14(a) of the Company Disclosure Schedule as of the Closing Date, solely to reflect events occurring between the date of this Merger Agreement and the Closing Date, or shall have notified Acquiror that no changes to such Sections of the Company Disclosure Schedule are required.

     SECTION 6.06.  PUBLIC ANNOUNCEMENTS.

     Acquiror, Acquiror Sub and the Company shall consult with each other before issuing or making, and shall give each other the opportunity to review and comment upon, any press release or other public statement with respect to the Merger and the other transactions contemplated in this Merger Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with the NASD (as defined in Article X).

     SECTION 6.07.  EMPLOYEE MATTERS.

     The Company and Acquiror shall use their respective reasonable best efforts to cause the officers and employees of the Company and the Subsidiaries listed in SCHEDULE 6.07 (the "COMPANY KEY EMPLOYEES") to enter into employment, confidentiality and non-competition agreements, in the form of Acquiror's standard Employment, Confidentiality and Non-Competition Agreement, a copy of which is attached hereto as EXHIBIT D (the "EMPLOYMENT AGREEMENTS"), at or prior to the Effective Time.

     SECTION 6.08.  UNAUDITED FINANCIAL INFORMATION.

     The Company will cause to be prepared and will furnish to Acquiror as promptly as possible an unaudited consolidated balance sheet of the Company and the Subsidiaries as of the last day of each month ending after September 30, 1998 (the "UNAUDITED BALANCE SHEETS") and the related unaudited consolidated statements of income of the Company and the Subsidiaries for the one-month periods then ended (together with the

Unaudited Balance Sheets, the "UNAUDITED FINANCIAL STATEMENTS"). The Company will ensure that such Unaudited Financial Statements are complete and correct in all material respects, have been prepared in accordance with the books and records of the Company and the Subsidiaries, and present fairly the consolidated financial position of the Company and the Subsidiaries and their consolidated results of operations as of and for the respective dates and time periods in accordance with accounting principles applied on a basis consistent with prior accounting periods, except as noted thereon and subject to normal and recurring year-end adjustments which are not expected to be material in amount.

     SECTION 6.09.  ENVIRONMENTAL MATTERS.

     The Company will promptly furnish to Acquiror written notice of any Hazardous Discharge or of any actions or notices described in
Section 3.33(b).

     SECTION 6.10.  POST-SIGNING SEC DOCUMENTS.

     Each of the Company and Acquiror will file with the SEC all reports, schedules, forms, statements and other Documents required to be filed by it after the date of this Merger Agreement but before the Effective Time (in the case of the Company, the "COMPANY POST-SIGNING SEC DOCUMENTS" and, in the case of Acquiror, the "ACQUIROR POST-SIGNING SEC DOCUMENTS").

     SECTION 6.11.  STANDSTILL AGREEMENT.

     If this Merger Agreement is terminated for any reason other than as a result of the Company's willful failure to perform any covenant or agreement or willful breach of any representation or warranty contained in this Merger Agreement, and subject to compliance by the Company with the terms of Section 8.03, then, for a period of three (3) years from the date of this Merger Agreement, Acquiror shall not, directly or indirectly, except pursuant to this Merger Agreement: (a) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership of fifteen percent (15%) or more of the Company's assets or businesses or fifteen percent (15%) or more of the voting securities issued by the Company, or any other rights or options to acquire such ownership (including from a third party); (b) seek or propose to influence or control the Company's management or policies, except that nothing contained herein shall restrict Acquiror's right to vote any voting securities of the Company owned by Acquiror; or (c) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

     SECTION 6.12.  AFFILIATES; TAX TREATMENT.

     Prior to the Effective Time, the Company shall use its reasonable best efforts to obtain Affiliate Agreements from each Person listed in

Section 3.38 of the Company Disclosure Schedule and any Person who may be deemed to have become an affiliate of the Company (under SEC Rule 145 of the Securities Act) after the date of this Merger Agreement and on or prior to the Effective Time, PROVIDED that the Company shall use its reasonable best efforts to obtain Affiliate Agreements from each such Person as soon as practicable after the date of this Merger Agreement or the date on which such Person attains such status, as the case may be. Each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and shall not take any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

     SECTION 6.13.  TAX RETURNS.

     To the extent permitted under applicable Tax Laws, the Merger shall be reported as a "reorganization" within the meaning of Section 368(a) of the Code in all federal, state and local Tax Returns filed after the Effective Time. Notwithstanding any other provision of this Merger Agreement, the obligations set forth in this Section 6.13 shall survive the Effective Time without limitation as to time or in any other respect.

     SECTION 6.14.  REORGANIZATION.

     During the period from the date of this Merger Agreement through the Effective Time, unless Acquiror and the Company shall otherwise agree in writing, Acquiror and the Company shall not, and shall cause their respective subsidiaries not to, knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 6.15.  DIRECTORS' AND OFFICERS' INSURANCE; INDEMNIFICATION.

     Acquiror agrees that for the entire period from the Effective Time until at least six (6) years after the Effective Time, (a) Acquiror will cause the Surviving Corporation to maintain and to honor (including, without limitation, by providing the Surviving Corporation with sufficient funding) the Company's current directors' and officers' insurance and indemnification policy and related arrangements, or an equivalent policy and related arrangements, subject in either case to terms and conditions no less advantageous to the present and former directors and officers of the Company than those contained in the policy and arrangements in effect on the date hereof, for all present and former directors and officers of the Company, covering claims made and insurable events occurring prior to or within six (6) years after the Effective Time (provided that the Surviving Corporation will not be required to maintain such policy except to the extent that the aggregate annual cost of maintaining such policy is not in excess of two hundred percent (200%) of the current annual cost, in which case the Surviving Corporation shall maintain such policies up to an annual cost of two hundred percent (200%) of the current annual cost); and
(b) Acquiror will cause the Surviving Corporation to maintain and to honor (including, without limitation, by providing the Surviving Corporation with sufficient funding) indemnification provisions, including, without limitation, provisions for expense advances, for present and former officers and directors in the Surviving Corporation's certificate of incorporation and bylaws and the Agreements set forth in Schedule 6.15 to the fullest extent permitted by Delaware Law. In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit proceeding or investigation in which any of the present or former officers or directors (the "MANAGERS") of the Company is, or is threatened to be, made a party by reason of the fact that such Manager is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity, whether before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless, and after the Effective Time each of the Surviving Corporation and Acquiror shall indemnify and hold harmless, as and to the full extent that the Surviving Corporation would be permitted by applicable Law (and as to matters arising from or relating to this Merger Agreement and the possible change in control of the Company, to the full extent that Acquiror would be permitted under applicable Law), each such Manager against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit, proceeding or investigation; and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) the Managers may retain counsel satisfactory to them, and the Company, or the Surviving Corporation and Acquiror after the Effective Time, shall pay all reasonable fees and expenses of such counsel for the Managers promptly as statements therefor are received whether before or after final determination of the matter, and (ii) the Company, or the Surviving Corporation and Acquiror after the Effective Time, will use their respective reasonable best efforts to assist in the vigorous defense of any such matter; PROVIDED that neither the Company nor the Surviving Corporation or Acquiror shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and PROVIDED FURTHER that the Company's, the Surviving Corporation's and Acquiror's obligations hereunder shall only be reduced or relieved when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Manager in the manner contemplated is prohibited by applicable Law.

     SECTION 6.16.  OBLIGATIONS OF ACQUIROR SUB.

     Acquiror shall take all action necessary to cause Acquiror Sub and, after the Effective Time, the Surviving Corporation, to perform its obligations under this Merger Agreement and to cause Acquiror Sub to consummate the Merger on the terms and conditions set forth in this Merger Agreement.

     SECTION 6.17.  ADVISORY COMMITTEE.

     Acquiror and the Company agree that following the Effective Time
(a) (i) those persons serving as members of the Board of Directors of the Company as of the date hereof who are also serving as members of the Board of Directors of the Company immediately prior to the Effective Time and
(ii) Edward D. Christensen, Jr., in each case provided such individuals do not become employees of Acquiror, the Surviving Corporation or any of Acquiror's subsidiaries following the Effective Time, shall be offered positions on an advisory committee (the "ADVISORY COMMITTEE") that will be established by and provide certain consulting services to the Board of Directors of the Surviving Corporation at the request and direction of the Board of Directors of the Surviving Corporation; (b) each person accepting such a position on the Advisory Committee (the "ADVISORY COMMITTEE MEMBERS") shall receive as compensation (i) a one-time grant of an option to purchase 2,000 shares of Acquiror Common Stock pursuant to Acquiror's 1996 Employee Stock Option Plan and (ii) a quarterly fee of $2,000, plus reimbursement for reasonable out-of-pocket travel expenses incurred in connection with service as an Advisory Committee Member; (c) each Advisory Committee Member shall be entitled to participate, at such Advisory Committee Member's expense, in the medical and health insurance plans of the Surviving Corporation as in effect from time to time, to the extent permitted by the terms of such plans; and (d) the Advisory Committee shall continue until the fifth anniversary of the Effective Time unless terminated earlier by decision of Acquiror and the unanimous vote of the Advisory Committee.

     SECTION 6.18.  CAPITALIZATION OF THE SURVIVING CORPORATION.

     Promptly following the Closing, Acquiror will make a capital contribution to the Surviving Corporation in the amount of $20,000,000.

     SECTION 6.19.  ACQUIROR OPTION SHARES.

     Acquiror will use its reasonable best efforts to insure that any shares of Acquiror Common Stock issued upon exercise of the Acquiror Options referred to in Section 2.04 will be registered under the Securities Act pursuant to a registration statement on Form S-8 and will be approved for listing (subject to official notice of issuance) by The Nasdaq Stock

Market's National Market System or an exchange, if shares of Acquiror Common Stock are traded on such exchange.

     SECTION 6.20.  DARK FIBER LEASE AGREEMENT.

     Immediately following the execution of this Merger Agreement, the Company and Acquiror shall enter into a Dark Fiber Lease Agreement in the form attached hereto as EXHIBIT E.

     SECTION 6.21.  CERTAIN POST-MERGER OPERATIONS.

     It is the present intention of Acquiror that, following the Effective
Time:

          (a) the Surviving Corporation will continue its corporate existence as a wholly owned subsidiary of Acquiror, operating under the name "Dakota Telecommunications Group, Inc.," and will continue to own and operate all of its wholly owned subsidiaries;

          (b) the principal place of business and main corporate office of the Surviving Corporation will continue to be located at the Company's main corporate office in Irene, South Dakota;

          (c) no employee of the Company or any Subsidiary will be terminated or suffer a reduction in salary or a change of employment title or be required to relocate their residence solely as a result of the Merger; PROVIDED, HOWEVER, that nothing herein will be deemed to prohibit or limit in any way the ability of the Company or any of its subsidiaries to terminate, reduce the salary or change the title of any employee between the date hereof and the Effective Time;

          (d) Acquiror will, or will cause the Surviving Corporation to, continue to provide charitable contributions and community support within the service areas of the Company and each of the Subsidiaries at levels substantially comparable to the levels of charitable contributions and community support provided by the Company and the Subsidiaries within their service areas during the two-year period immediately prior to the date of this Merger Agreement;

          (e) Acquiror will honor, or will cause the Surviving Corporation to honor, the obligations of the Company and the Subsidiaries under all existing cable franchises granted by any community to the Company or any Subsidiary; and

          (f) the compensation and benefits of the employees of the Company and the Subsidiaries, taken as a whole, will be at least equivalent to current levels, except as adjusted for individual performance and except that the mix of compensation and benefits is anticipated to change over time; a committee of employees of the Company and Acquiror will review the current benefits of employees in order to make recommendations regarding the future mix of compensation and benefits.

     SECTION 6.22.  FORFEITURE OF UNCLAIMED CREDITS.

     The Company shall use its reasonable best efforts to take the actions required pursuant to Section 47-16-54 ET SEQ. of the South Dakota Codified Laws regarding the forfeiture of unclaimed credits.


                                ARTICLE VII

                           CONDITIONS PRECEDENT

     SECTION 7.01. CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS MERGER AGREEMENT.

     The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by agreement of Acquiror and the Company, in whole or in part, to the extent permitted by applicable Law:

          (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Acquiror or the Company, threatened by the SEC. Acquiror shall have received all other federal or state securities permits and other authorizations necessary to issue Acquiror Common Stock in exchange for Company Common Stock and to consummate the Merger.

          (b) STOCKHOLDER APPROVAL. This Merger Agreement and the Merger shall have been approved and adopted by the requisite vote of the Company Stockholders.

          (c) NO ORDER. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger; PROVIDED, HOWEVER, that each of the parties shall use its reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

          (d) HSR ACT. The applicable waiting period, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

          (e) OTHER APPROVALS. All consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made, by Acquiror or the Company prior to consummation of the transactions contemplated in this Merger Agreement (other than the filing of the Articles of Merger in accordance with Delaware Law) shall have been obtained from and made with all required Governmental Entities, except for such consents, waivers, approvals or authorizations which the failure to obtain, or such filings or notices which the failure to make, would not have a Company Material Adverse Effect or an Acquiror Material Adverse Effect or be reasonably likely to subject the Company, any Subsidiary, Acquiror, Acquiror Sub or any of their respective directors or officers to criminal liability or substantial penalties.

     SECTION 7.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR AND ACQUIROR SUB.

     The obligations of Acquiror and Acquiror Sub to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by Acquiror, in whole or in part, to the extent permitted by applicable Law:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in this Merger Agreement shall be true and correct as of the date of this Merger Agreement and shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date, and except (A) for changes permitted or contemplated by this Merger Agreement, or (B) in a representation and warranty that does not expressly include a standard of a Company Material Adverse Effect, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate a Company Material Adverse Effect. Acquiror shall have received a certificate of the chief executive officer or chief financial officer of the Company to that effect.

          (b) UPDATED COMPANY DISCLOSURE SCHEDULE. The revised versions of Sections 3.10 and 3.14(a) of the Company Disclosure Schedule delivered to Acquiror pursuant to Section 6.05 shall not disclose any Company Material Adverse Effect as compared to such Sections of the Company Disclosure Schedule as of the date of this Merger Agreement.

          (c) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Merger Agreement to be performed or complied with by it on or prior to the Effective Time. Acquiror shall have received a certificate of the chief executive officer or chief financial officer of the Company to that effect.

          (d) CONSENTS UNDER AGREEMENTS. The Company or the appropriate Subsidiary shall have obtained the consent or approval of each Person whose consent or approval shall be required in connection with the Merger under all Agreements to which the Company or any Subsidiary is a party, except where the failure to obtain any such consents or approvals, considered in the aggregate, would not have a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

          (e) OPINIONS OF COUNSEL. Acquiror shall have received from Warner Norcross & Judd LLP, counsel to the Company, and David Buechler, Esq., South Dakota counsel to the Company, opinions dated the Closing Date, substantially in the forms attached hereto as EXHIBIT F-1 and EXHIBIT F-2, respectively, and Acquiror shall have received from Latham & Watkins, regulatory counsel to the Company, an opinion dated the Closing Date, in usual and customary form reasonably acceptable to the Company, to the effect of the opinion attached hereto as EXHIBIT F-3.

          (f) NO CHALLENGE. There shall not be pending any action, proceeding or investigation by any Governmental Entity (i) challenging or seeking material damages in connection with the Merger or the conversion of Company Common Stock into Acquiror Common Stock pursuant to the Merger, or seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Acquiror or Acquiror Sub, (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of the Company, any Subsidiary, Acquiror or any of its subsidiaries to own or operate all or any portion of the business or Assets of the Company and the Subsidiaries, or (iii) which otherwise is likely to have a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

          (g) ACCOUNTANT LETTERS. Acquiror shall have received from the Company "cold comfort" letters of Olsen Thielen & Co. LLC dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to Acquiror, reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Merger Agreement.

          (h) FRACTIONAL SHARES. The aggregate of the fractional share interests in Acquiror Common Stock to be paid in cash pursuant to
     Section 2.02(e) of this Merger Agreement shall not be more than 5% of the maximum aggregate number of shares of Acquiror Common Stock which could be issued as a result of the Merger.

          (i) EMPLOYMENT AGREEMENTS. Acquiror shall have received executed copies of Employment Agreements from the Company Key Employees unless the failure to receive an executed Employment Agreement from any such Company Key Employee is the result of the death or disability of such Company Key Employee.

          (j) COMPANY MATERIAL ADVERSE EFFECT. Since December 31, 1997, there shall not have occurred a Company Material Adverse Effect (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Company Material Adverse Effect) not disclosed in the Company Disclosure Schedule.

          (k) AFFILIATE AGREEMENTS. Acquiror shall have received, after the date of this Merger Agreement and on or prior to the Closing Date, a signed Affiliate Agreement from each Person listed in Section 3.38 of the Company Disclosure Schedule and any other Person who may be deemed to have become an affiliate of the Company (under Rule 145 of the Securities Act).

          (l) TAX OPINION. Acquiror shall have received the opinion of Hogan & Hartson L.L.P., counsel to Acquiror, in the form of EXHIBIT G, dated the Closing Date, to the effect that the Merger will not result in taxation to Acquiror or Acquiror Sub under the Code. In rendering such opinion, Hogan & Hartson L.L.P. shall require delivery of and rely upon the representation letters delivered by Acquiror, Acquiror Sub and the Company substantially in the forms of EXHIBIT H and
     EXHIBIT I hereto.

     SECTION 7.03.  ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY.

     The obligations of the Company to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Acquiror and Acquiror Sub contained in this Merger Agreement shall be true and correct as of the date of this Merger Agreement and shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date, and except (A) for changes permitted or contemplated by this Merger Agreement or (B) in a representation and warranty that does not expressly include a standard of an Acquiror Material Adverse Effect, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate an Acquiror Material Adverse Effect. The Company shall have received a certificate of the chief executive officer or chief financial officer of Acquiror to that effect.

          (b) AGREEMENTS AND COVENANTS. Acquiror and Acquiror Sub shall have performed or complied in all material respects with all agreements and covenants required by this Merger Agreement to be performed or complied with by them on or prior to the Effective Time. The Company shall have received a certificate of the chief executive officer or chief financial officer of Acquiror and Acquiror Sub to that effect.

          (c) OPINION OF COUNSEL. The Company shall have received from Hogan & Hartson L.L.P., counsel to Acquiror and Acquiror Sub, an opinion dated the Closing Date, substantially in the form attached hereto as EXHIBIT J.

          (d) NO CHALLENGE. There shall not be pending any action, proceeding or investigation by any Governmental Entity (i) challenging or seeking material damages in connection with the Merger or the conversion of Company Common Stock into Acquiror Common Stock pursuant to the Merger, or (ii) seeking to restrain or prohibit the consummation of the Merger.

          (e) QUOTATION OF ACQUIROR COMMON STOCK. The Company shall have received from Acquiror or The Nasdaq Stock Market's National Market System evidence reasonably satisfactory to the Company that the shares of Acquiror Common Stock to be issued in the Merger shall be quoted on The Nasdaq Stock Market's National Market System immediately after the Effective Time.

          (f) TAX OPINION. The Company shall have received the opinion of Warner Norcross & Judd LLP, counsel to the Company, in the form of EXHIBIT K, dated the Closing Date, to the effect that the Merger will not result in taxation to the Company or the Company Stockholders under the Code. In rendering such opinion, Warner Norcross & Judd LLP shall require delivery of and rely upon the representation letters delivered by Acquiror, Acquiror Sub and the Company substantially in the forms of EXHIBIT L and EXHIBIT M hereto.

          (g) AVERAGE TRADING PRICE. The Average Trading Price on the Closing Date shall be greater than $10 per share of Acquiror Common Stock; PROVIDED, HOWEVER, that if between the date of this Merger Agreement and the Closing Date the outstanding shares of Acquiror Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then such dollar figure shall be appropriately and correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.


                               ARTICLE VIII

                     TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01.  TERMINATION.

     This Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Merger Agreement and the Merger by the Company Stockholders:

          (a)  by mutual written consent of Acquiror and the Company;

          (b) (i) by Acquiror, if there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Merger Agreement, or any such representation and warranty shall have become untrue, in any such case such that
     Section 7.02(a), Section 7.02(b) or Section 7.02(c) will not be satisfied and such breach or condition has not been cured within ten
     (10) business days following receipt by the Company of written notice of such breach;

               (ii) by the Company, if there has been a breach by Acquiror or Acquiror Sub of any of its representations, warranties, covenants or agreements contained in this Merger Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 7.03(a) or Section 7.03(b) will not be satisfied and such breach or condition has not been cured within ten (10) business days following receipt by Acquiror of written notice of such breach;

          (c) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and non-appealable;

          (d) by either Acquiror or the Company if the Agreement shall fail to receive the requisite vote for approval and adoption by the Company Stockholders at the Stockholders' Meeting;

          (e) by either Acquiror or the Company if the Merger shall not have been consummated by August 15, 1999; PROVIDED, HOWEVER, that this Merger Agreement may be extended not more than sixty (60) days by Acquiror or the Company by written notice to the other if the Merger shall not have been consummated as a direct result of the Company having failed by such date to receive all regulatory approvals or consents required to be obtained by the Company with respect to the Merger; PROVIDED FURTHER, that the right to terminate this Merger Agreement under this Section 8.01(e) shall not be available to
     (i) Acquiror, where Acquiror's willful failure to fulfill any obligation under this Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date, or (ii) the Company, where the Company's willful failure to fulfill any obligation under this Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and

          (f) by the Company, if in connection with a proposal for a Competing Transaction the Board of Directors of the Company determines in good faith, after consultation with and based upon the written advice of independent legal counsel, that such action is necessary for such Board of Directors to comply with their fiduciary duties under applicable Law.

     SECTION 8.02.  EFFECT OF TERMINATION.

     In the event of termination of this Merger Agreement by either Acquiror or the Company as provided in Section 8.01, this Merger Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Acquiror Sub or the Company or any of their respective directors or officers, and each party hereby releases and waives any claim that may otherwise exist in connection with this Merger Agreement upon such termination, except (a) nothing herein shall (i) relieve any party from liability for fraud or any willful or bad faith breach hereof or

(ii) prevent any party from challenging the effectiveness of such termination, and (b) Sections 6.11, 8.02, 8.03, 9.09 (with respect to rights and obligations that survive termination) and 9.12 shall remain in full force and effect and survive any termination of this Merger Agreement.

     SECTION 8.03.  EXPENSES.

          (a) Subject to subsection (b) of this Section 8.03, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Merger Agreement and the transactions contemplated hereby, including the preparation of the Registration Statement, the Proxy Statement and all other Documents contemplated hereby, shall be paid by the party incurring such expense, except that expenses incurred in connection with printing the documents distributed to Company Stockholders (including the Proxy Statement) shall be paid by the Company and the registration and filing fees incurred in connection with the Registration Statement and the listing of the shares of Acquiror Common Stock to be issued pursuant hereto on The Nasdaq Stock Market's National Market System, and fees, costs and expenses associated with compliance with applicable state securities laws in connection with the Merger shall be paid by Acquiror.

          (b)  If this Merger Agreement is terminated pursuant to
Section 8.01(f), then the Company shall (i) promptly, but in no event later than three (3) business days after such termination, pay to Acquiror $500,000, by wire transfer of immediately available funds to the account designated by Acquiror and (ii) (A) if a Competing Transaction is consummated prior to the first anniversary of such termination, then simultaneously with the consummation of such Competing Transaction the Company shall pay to Acquiror $2,000,000, by wire transfer of immediately available funds to the account designated by Acquiror, or (B) if a Competing Transaction is not consummated prior to the first anniversary of such termination, then on the first anniversary of such termination the Company shall, at its option, (1) pay to Acquiror $2,000,000, by wire transfer of immediately available funds to the account designated by Acquiror, or (2) issue to Acquiror 200,000 validly issued, fully paid and non-assessable shares of Company Common Stock free of any preemptive rights or any encumbrances, liens or charges of any kind, except that such shares of Company Common Stock will not be registered under state or federal securities Laws; PROVIDED, HOWEVER, that if between the date of this Merger Agreement and the first anniversary of such termination the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then such number of shares shall be appropriately and correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     SECTION 8.04.  AMENDMENT.

     This Merger Agreement may be amended by the parties hereto at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval of the Merger by the Company Stockholders, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted pursuant to this Merger Agreement upon consummation of the Merger. This Merger Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.05.  EXTENSION; WAIVER.

     At any time prior to the Effective Time, the parties hereto may
(a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any Document delivered pursuant hereto and (c) subject to the proviso of Section 8.04, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Merger Agreement or otherwise shall not constitute a waiver of such rights.


                                ARTICLE IX

                            GENERAL PROVISIONS

     SECTION 9.01.  NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     None of the representations, warranties, covenants and agreements in
Article III or Article IV shall survive the Effective Time.  This
Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 9.02.  NOTICES.

     All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses or sent by electronic transmission to the following telecopier numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

          (a)  If to Acquiror or Acquiror Sub:

               McLeodUSA Incorporated
               McLeodUSA Technology Park
               6400 C Street SW
               P.O. Box 3177
               Cedar Rapids, Iowa  52406-3177
               Telecopier No.:  (319) 298-7901
               Attention:     Randall Rings
                              Vice President, General Counsel and Secretary

               With a copy (which shall not constitute notice) to:

               Hogan & Hartson L.L.P.
               Columbia Square
               555 Thirteenth Street, N.W.
               Washington, DC  20004
               Telecopier No.:  (202) 637-5910
               Attention:     Joseph G. Connolly, Jr.

          (b)  If to the Company:

               Dakota Telecommunications Group, Inc.
               P.O. Box 66
               29705 453rd Avenue
               Irene, SD  57037-0066
               Telecopier No.:  (605) 263-3844
               Attention:     Thomas W. Hertz, Chairman and CEO

               With a copy (which shall not constitute notice) to:

               Warner Norcross & Judd LLP
               900 Old Kent Building
               111 Lyon Street, N.W.
               Grand Rapids, MI  49503
               Telecopier No.:  (616) 752-2510
               Attention:     Tracy T. Larsen

     SECTION 9.03.  HEADINGS.

     The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

     SECTION 9.04.  SEVERABILITY.

     If any term or other provision of this Merger Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Merger Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Merger Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 9.05.  ENTIRE AGREEMENT.

     This Merger Agreement (together with the Exhibits, Schedules, the Company Disclosure Schedule and the Acquiror Disclosure Schedule and the other Documents delivered pursuant hereto) and the Confidentiality Agreement (as defined in Article X) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as expressly provided in Section 9.07, are not intended to confer upon any other Person any rights or remedies hereunder.

     SECTION 9.06.  ASSIGNMENT.

     This Merger Agreement shall not be assigned by operation of Law or otherwise.

     SECTION 9.07.  PARTIES IN INTEREST.

     This Merger Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Merger Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article II, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Merger Agreement, except for the provisions of
Section 6.15 and Section 6.17, which shall be for the benefit of, and shall be enforceable by, the beneficiaries described therein and their heirs, legal representatives, successors and assigns. Without limiting the generality of the foregoing, the parties acknowledge and agree that
Section 6.21 shall under no circumstances be deemed to confer any right or benefit upon any Person or be enforceable against any party or its affiliates.

     SECTION 9.08.  MUTUAL DRAFTING.

     Each party hereto has participated in the drafting of this Merger Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

     SECTION 9.09.  SPECIFIC PERFORMANCE.

     In addition to any other remedies which any party may have at law or in equity, (a) the Company hereby acknowledges that the Company Common Stock and the Company and the Subsidiaries are unique, and that the harm to Acquiror resulting from breaches by the Company of its obligations cannot be adequately compensated by damages and (b) Acquiror and Acquiror Sub hereby acknowledge that the Acquiror Common Stock and Acquiror and Acquiror Sub are unique, and that the harm to the Company resulting from breaches by the Acquiror or Acquiror Sub of their respective obligations cannot be adequately compensated by damages. Accordingly, each party agrees that the other parties shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Merger Agreement specifically performed by such party and that the other parties shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.

     SECTION 9.10.  GOVERNING LAW.

     This Merger Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

     SECTION 9.11.  COUNTERPARTS.

     This Merger Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.12.  CONFIDENTIALITY.

     All information delivered to or obtained by or on behalf of any party to this Merger Agreement shall be held pursuant to the Confidentiality Agreement.


                                 ARTICLE X

                                DEFINITIONS

     For purposes of this Merger Agreement, the following terms, and the singular and plural thereof, shall have the meanings set forth below:

     "ACQUIROR" is defined in the Preamble to this Merger Agreement.

     "ACQUIROR CLASS B COMMON STOCK" is defined in Section 4.09.

     "ACQUIROR COMMON STOCK" means the Class A common stock, par value $.01 per share, of Acquiror.

     "ACQUIROR DISCLOSURE SCHEDULE" is defined in Article IV.

     "ACQUIROR MATERIAL ADVERSE EFFECT" means any event, change or effect that, individually or when taken together with all other such events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), Assets or liabilities of Acquiror and its subsidiaries, taken as a whole.

     "ACQUIROR OPTIONS" is defined in Section 2.04.

     "ACQUIROR POST-SIGNING SEC DOCUMENTS" is defined in Section 6.10.

     "ACQUIROR SEC DOCUMENTS" is defined in Section 4.07.

     "ACQUIROR SUB" is defined in the Preamble to this Merger Agreement.

     "AFFILIATE" means: (a) with respect to an individual, any member of such individual's family who resides in the same home; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity; and (c) with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person.

     "AFFILIATE" means, with respect to any Person, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

     "AGREEMENT" means any concurrence of understanding and intention between two or more Persons with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

     "ARTICLES OF MERGER" is defined in Section 1.02.

     "ASSETS" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

     "AVERAGE TRADING PRICE" means, on any given date, the average, during the ten (10) trading days immediately prior to such date, of the daily closing prices for Acquiror Common Stock on The Nasdaq Stock Market's National Market System as reported by Nasdaq.

     "BENEFICIAL OWNER" means, with respect to any shares of Company Common Stock, a Person who shall be deemed to be the beneficial owner of such shares (i) which such Person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such Person or any of its affiliates or associates (as such term is defined in Rule 12b-2 under the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any Agreement or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or
(B) the right to vote pursuant to any Agreement, (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its affiliates or associates has any Agreement for the purpose of acquiring, holding, voting or disposing of any such shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder.

     "BLUE SKY LAWS" means state securities or blue sky laws and the rules and regulations thereunder.

     "BUSINESS CRITICAL/Y2K CRITICAL" is defined in Section 3.43.

     "BUSINESS DAY" means a day other than a Saturday, a Sunday or any other day on which commercial banks in the State of South Dakota and in the State of Iowa are authorized or obligated to be closed.

     "CERTIFICATES" is defined in Section 2.02(b).

     "CLOSING" is defined in Section 2.06.

     "CLOSING DATE" is defined in Section 2.06.

     "CLOSING EVENT" means a meeting to be held by certain officers of Acquiror and certain officers and directors of the Company to acknowledge and formally announce the Closing and to execute such Documents as may be reasonably necessary to carry out such event.

     "CODE" is defined in the Preamble to this Merger Agreement.

     "COMMON CONTROL ENTITY" means any trade or business under common control (as such term is defined in Section 414(b) or 414(c) of the Code) with the Company or any Subsidiary.

     "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "COMPANY" is defined in the Preamble to this Merger Agreement.

     "COMPANY AFFILIATES" is defined in Section 3.38.

     "COMPANY CAPITAL STOCK" is defined in Section 3.04.

     "COMPANY COMMON STOCK" is defined in Section 2.01(a).

     "COMPANY CONTRACTS" is defined in Section 3.14(a).

     "COMPANY DISCLOSURE SCHEDULE" is defined in Article III.

     "COMPANY KEY EMPLOYEES" is defined in Section 6.07.

     "COMPANY LICENSES" is defined in Section 3.07(a).

     "COMPANY MATERIAL ADVERSE EFFECT" means any event, change or effect that, individually or when taken together with all other such events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), Assets or liabilities of the Company and the Subsidiaries, taken as a whole.

     "COMPANY POST-SIGNING SEC DOCUMENTS" is defined in Section 6.10.

     "COMPANY PREFERRED STOCK" is defined in Section 3.04.

     "COMPANY SEC DOCUMENTS" is defined in Section 3.08.

     "COMPANY STOCK OPTIONS" is defined in Section 2.04.

     "COMPANY STOCKHOLDERS" is defined in the Preamble to this Merger
Agreement.

     "COMPANY TAX RETURNS" means all Tax Returns required to be filed by the Company or any of the Subsidiaries (without regard to extensions of time permitted by law or otherwise).

     "COMPETING TRANSACTION" is defined in Section 5.05(a).

     "CONFIDENTIALITY AGREEMENT" means the confidentiality agreement dated June 25, 1998 between Acquiror and the Company.

     "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means, as used with respect to any Person, possession, directly or indirectly or as a trustee or executor, of power to direct or cause the direction of management or policies of such Person (whether through ownership of voting securities, as trustee or executor, by Agreement or otherwise).

     "CONVERSION-MERGER" means the transactions described in (i) Appendix A to the Company's Registration Statement on Form S-4, Registration No. 333-22025, filed with the SEC on June 12, 1997 and (ii) that certain Agreement and Plan of Merger, dated as of February 14, 1997, between Dakota Cooperative Telecommunications, Inc., Dakota Telecommunications Group, Inc. and Dakota Telecommunications Group (Delaware), Inc.

     "CONVERSION-MERGER RIGHTS" is defined in Section 2.01(a).

     "COOPERATIVE" means Dakota Cooperative Telecommunications, Inc., the predecessor of the Company prior to the Conversion-Merger.

     "COOPERATIVE INTERESTS" mean shares of common stock, par value $5.00 per share, of the Cooperative, shares of preferred stock, par value $100.00 per share, of the Cooperative, and amounts credited on the books of the Cooperative to the account of former members, which immediately prior to the Effective Time had not been exchanged for shares of Company Common Stock in connection with the Conversion-Merger and which represent the right to receive shares of Company Common Stock.

     "CORRECTIONS" is defined in Section 3.43.

     "COST ASSESSMENT" is defined in Section 3.43.

     "DATE ASSESSMENT" is defined in Section 3.43.

     "DEFINED BENEFIT PLAN" means a Plan that is or was a "defined benefit plan" as such term is defined in Section 3(35) of ERISA.

     "DELAWARE LAW" is defined in the Preamble to this Merger Agreement.

     "DOCUMENTS" means any paper or other material (including, without limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Agreements, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

     "DOL" means the United States Department of Labor and its successors.

     "EDUCATION" is defined in Section 3.43.

     "EFFECTIVE TIME" is defined in Section 1.02.

     "EMPLOYMENT AGREEMENTS" is defined in Section 6.07.

     "ENCUMBRANCE" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind, other than: (i) Taxes not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which the Company shall, if appropriate under GAAP, have set aside in the Financial Statements and on its books and records adequate reserves; (ii) deposits under workmen's compensation, unemployment insurance, social security and other similar Laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; and (iii) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of the Real Property and of which no executive officer of the Company or any Subsidiary has knowledge.

     "ENVIRONMENTAL LAWS" means any Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), including any plans or other legally binding criteria promulgated pursuant to such Laws, now or hereafter in effect relating to Hazardous Materials generation, production, use, storage, treatment, transportation or disposal, or noise control, or the protection of human health or the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "ESOP" means an "employee stock ownership plan" as such term is defined in Section 407(d)(6) of ERISA or Section 4975(e)(7) of the Code.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "EXCHANGE AGENT" is defined in Section 2.02(a).

     "EXCHANGE FUND" is defined in Section 2.02(a).

     "EXCHANGE RATIO" is defined in Section 2.01(a).

     "FAA" means the United States Federal Aviation Administration and its successors.

     "FCC" means the United States Federal Communications Commission and its successors.

     "FEDERAL AVIATION ACT" means the Federal Aviation Act of 1958, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "FINANCIAL STATEMENTS" is defined in Section 3.08.

     "GAAP" means United States generally accepted accounting principles.

     "GOVERNMENTAL ENTITIES" (including the term "GOVERNMENTAL") means any governmental, quasi-governmental or regulatory authority, whether domestic or foreign.

     "GROUP" is defined in Section 5.05(a).

     "HAZARDOUS DISCHARGE" means any emission, spill, release or discharge (whether on Real Property, on property adjacent to the Real Property, or at any other location or disposal site) into or upon the air, soil or improvements, surface water or groundwater, or the sewer, septic system, or waste treatment, storage or disposal systems servicing the Real Property, in each case of Hazardous Materials used, stored, generated, treated or disposed of at the Real Property.

     "HAZARDOUS MATERIALS" means any wastes, substances, radiation or materials (whether solids, liquids or gases) that are regulated by a Governmental Entity or defined or listed by a Governmental Entity as hazardous, toxic, pollutants or contaminants, including, without limitation, substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws. "HAZARDOUS MATERIALS" includes polychlorinated biphenyls (PCBs), asbestos, lead-based paints, and petroleum and petroleum products (including, without limitation, crude oil or any fraction thereof).

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "HURLEY COMMUNICATIONS AGREEMENT" is defined in Section 3.04.

     "IMPLEMENTATION" is defined in Section 3.43.

     "INDIVIDUAL ACCOUNT PLAN" means a Plan that is or was an "individual account plan" as such term is defined in Section 3(34) of ERISA.

     "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, all rights to database information, and all applications, registrations, and renewals in connection therewith,
(d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all rights, including rights of privacy and publicity, to use the names, likenesses and other personal characteristics of any individual, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium) existing in any part of the world.

     "IRS" means the United States Internal Revenue Service and its successors.

     "IUB" means the Iowa Utilities Board.

     "KNOWLEDGE" (including the terms "KNOWING" and "KNOWINGLY") will be deemed to be present with respect to the Company and the Subsidiaries, on the one hand, or Acquiror, on the other hand, when the matter in question was brought to the attention of or, if due diligence had been exercised, would have been brought to the attention of, any officer or responsible employee of the Company or any Subsidiary, on the one hand, or Acquiror, on the other hand.

     "LAWS" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, tariffs, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Person and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

     "LICENSE" means any franchise, grant, authorization, license, tariff, permit, easement, variance, exemption, consent, certificate, approval or order of any Governmental Entity.

     "MANAGERS" is defined in Section 6.15.

     "MERGER" is defined in the Preamble to this Merger Agreement.

     "MERGER AGREEMENT" is defined in the Preamble to this Merger
Agreement.

     "MINIMUM-FUNDING PLAN" means a Pension Plan that is subject to Title I, Subtitle B, Part 3, of ERISA (concerning "funding").

     "MPUC" means the Minnesota Public Utilities Commission.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" as such term is defined in Section 3(37) of ERISA.

     "NASD" means the National Association of Securities Dealers, Inc.

     "NDPSC" means the North Dakota Public Service Commission.

     "ORDINARY COURSE OF BUSINESS" means ordinary course of business consistent with past practices and, in the reasonable judgment of a diligent businessman, prudent business operations.

     "OTHER ARRANGEMENT" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

     "PBGC" means the Pension Benefit Guaranty Corporation or its successors.

     "PENSION PLAN" means an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.

     "PERSON" means an individual, corporation, partnership, joint venture, trust, unincorporated organization or other entity, or a Governmental Entity.

     "PLAN" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in
Section 3(3) of ERISA and (a) which was or is established or maintained by the Company or any Subsidiary; (b) to which the Company or any Subsidiary contributed or was obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any person who performs or who has performed services for the Company or any Subsidiary and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

     "POST-SIGNING RETURNS" is defined in Section 5.03.

     "PROXY STATEMENT" is defined in Section 6.01(a).

     "QUALIFIED PLAN" means a Pension Plan that satisfies, or is intended by the Company to satisfy, the requirements for Tax qualification described in Section 401 of the Code.

     "REAL PROPERTY" means the real property owned, operated, or used by the Company or any of the Subsidiaries as of December 31, 1996, and any additional real property owned, operated, or used since that date, and, for purposes of Section 3.33, any real property formerly owned or operated by the Company or any of the Subsidiaries.

     "REGISTRATION STATEMENT" is defined in Section 6.01(a).

     "REPLACEMENT" is defined in Section 3.43.

     "REPRESENTATIVE" is defined in Section 2.02(h).

     "RIGHTS" is defined in Section 3.04.

     "RIGHTS AGREEMENT" is defined in Section 3.04.

     "SDPUC" means the South Dakota Public Utilities Commission.

     "SEC" means the United States Securities and Exchange Commission and its successors.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "SIGNIFICANT SUBSIDIARY" means any subsidiary of Acquiror disclosed in its most recent Annual Report on Form 10-K, and any other subsidiary that would constitute a "Significant Subsidiary" of Acquiror within the meaning of Rule 1-02 of Regulation S-X of the SEC.

     "STATUTORY-WAIVER PLAN" means a Pension Plan that is not subject to Title I, Subtitle B, Part 3, of ERISA (concerning "funding").

     "STOCKHOLDERS' MEETING" is defined in Section 6.01(b).

     "SUBSIDIARY" means a corporation, partnership, joint venture or other entity of which the Company owns, directly or indirectly, at least 50% of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise Control of such entity.

     "SURVEY" is defined in Section 3.43.

     "TAXES" (including the terms "TAX" and "TAXING") means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Entity, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

     "TAX RETURNS" means all federal, state, local, foreign and other applicable returns, declarations, reports and information statements with respect to Taxes required to be filed with the IRS or any other
Governmental Entity or Tax authority or agency, including, without limitation, consolidated, combined and unitary tax returns.

     "TESTING & VERIFICATION" is defined in Section 3.43.

     "TITLE I PLAN" means a Plan that is subject to Title I of ERISA.

     "UNAUDITED BALANCE SHEETS" is defined in Section 6.08.

     "UNAUDITED FINANCIAL STATEMENTS" is defined in Section 6.08.

     "VOTING AGREEMENTS" is defined in the Preamble to this Merger
Agreement.

     "WELFARE PLAN" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.

     IN WITNESS WHEREOF, Acquiror, Acquiror Sub and the Company have caused this Merger Agreement to be executed and delivered as of the date first written above.
                              MCLEODUSA INCORPORATED


                              By: /s/Stephen C. Gray
                                 Name: Stephen C. Gray
                                 Title: President and Chief Operating Officer


                              WEST GROUP ACQUISITION CO.


                              By: /s/Stephen C. Gray
                                 Name: Stephen C. Gray
                                 Title: President and Chief Operating Officer


                              DAKOTA TELECOMMUNICATIONS
                              GROUP, INC.


                              By: /s/Thomas W. Hertz
                                 Name: Thomas W. Hertz
                                 Title: Chief Executive Officer